UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REEVES TELECOM LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filling fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

$11.13

2)	Form, Schedule or Registration Statement No.:

Schedule 13E-3

3)	Filing Party:

Reeves Telecom Limited Partnership

4)	Date Filed:

February 19, 2013

REEVES TELECOM LIMITED PARTNERSHIP

c/o GRACE PROPERTY MANAGEMENT, INC., its General Partner

55 Brookville Road

Glen Head, New York 11545

NOTICE OF SPECIAL MEETING OF PARTNERS

TO BE HELD _______________ __, 2013

Notice is hereby given that a special meeting of the partners of Reeves Telecom Limited Partnership (the "Partnership") will be held at the offices of its General Partner, Grace Property Management, Inc., at 55 Brookville Road, Glen Head, New York on _____________ __, 2013 at 10:00 a.m., Eastern time, for the following purposes:

1. To consider and vote on a proposal to amend the Limited Partnership Agreement of the Partnership to effect a reverse unit split in which one new unit will be exchanged for every 101 old units presently issued and outstanding. No fractional new units will be issued to any holder of less than one new unit. Holders who own less than 101 old units and any other holders of old units which are not exchanged for new units will receive from the Partnership $0.81 for each old unit, all as described in the accompanying Proxy Statement.

2. To consider and vote on a proposal to amend the Limited Partnership Agreement of the Partnership to eliminate the requirement of annual audited financial statements unless required by applicable law or regulations, as described in the accompanying Proxy Statement.

3. To consider and vote on a proposal to amend the Limited Partnership Agreement of the Partnership to eliminate the requirement of an audited statement of assets and liabilities upon liquidation of the Partnership, as described in the accompanying Proxy Statement.

4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Grace Property Management, Inc., the general partner of the Partnership, has fixed the close of business on February __, 2013 as the record date for the determination of partners entitled to notice of and to vote at the special meeting, or any adjournment thereof.

By Order of Grace Property Management, Inc., General Partner

Peter Metz

President

February __, 2013

LIMITED PARTNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. ALL LIMITED PARTNERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ACCOMPANYING RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. THIS WILL NOT PREVENT LIMITED PARTNERS FROM VOTING IN PERSON, SHOULD THEY SO DESIRE.

PROXY STATEMENT FOR SPECIAL MEETING OF PARTNERS

REEVES TELECOM LIMITED PARTNERSHIP

c/o GRACE PROPERTY MANAGEMENT, INC. its General Partner

55 Brookville Road

Glen Head, New York 11545

Telephone: (516) 686-2221

INTRODUCTION

This Proxy Statement and the accompanying Notice of Meeting of Partners, Proxy, Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K") of Reeves Telecom Limited Partnership (the "Partnership"), which are first being mailed to Partners on or about February __, 2013, are furnished in connection with the solicitation of proxies by and on behalf of Grace Property Management, Inc., the general partner of the Partnership (the "General Partner"), to be voted at the Partnership's special meeting of Partners (the "Partners Meeting") to be held at the offices of the General Partner at 55 Brookville Road, Glen Head, New York on _____________ __, 2013 at 10:00 a.m., Eastern time.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding General Partner Units and Limited Partner Units (together, the "Partner Units") is necessary to constitute a quorum at the Partners Meeting. The record date for the determination of the General and Limited Partners (together, the “Partners”) entitled to notice of, and to vote at, the Partners Meeting or any adjournment thereof was the close of business on February __, 2013 (the “Record Date”). As of the Record Date, there were issued and outstanding 548,771 Partner Units, including 25,100 General Partner Units, each of which is entitled to one vote at the Partners Meeting or at any adjournment thereof. The General Partner is the sole owner of the General Partner Units and has approved of the proposals described below and will vote the General Partner Units in favor of the proposals.

The Partnership's equity consists of, in addition to General Partner Units and Limited Partner Units, units and unit equivalents held by holders who are not General or Limited Partners ("Record Holders"). Units held by Record Holders are not entitled to vote at the Partners Meeting. See “Special Note Regarding Unit Equivalents and Record Holders of Units.” Record Holders and Partners together may be referred to as “Holders”.

Any Limited Partner has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Partners Meeting by either (i) filing with the General Partner a written revocation of his or her proxy, (ii) appearing at the Partners Meeting and casting a vote contrary to that indicated on his or her proxy, or (iii) giving a duly-executed proxy bearing a later date. Attendance by a Limited Partner at the Partners Meeting will not in itself revoke his or her proxy. Unless revoked, each proxy will be voted as specified.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURPOSE OF THE MEETING

The purpose of the Partners Meeting is for the Partners to consider and vote on proposals to amend the Limited Partnership Agreement of Reeves Telecom Limited Partnership (the "Limited Partnership Agreement") to (i) effect a reverse unit split in which the Units presently issued and outstanding (the "Old Units") will be exchanged for new Units (the "New Units") at the rate of one New Unit for 101 Old Units (the "Reverse Unit Split Proposal"); (ii) eliminate the requirement of annual audited financial statements unless required by applicable law or regulations (the “Annual Audit Requirement Proposal”); and (iii) eliminate the requirement of an audited statement of assets and liabilities upon liquidation of the Partnership (the “Liquidation Audit Requirement Proposal,” and together with the Reverse Split Proposal and the Annual Audit Requirement Proposal, the “Proposals”). Upon effectiveness of the Reverse Unit Split Proposal, no fractional New Units will be issued to any Holder who holds less than one New Unit. Holders who own less than 101 Old Units will be entitled to receive from the Partnership $0.81 for each Old Unit and any other Holder who holds a number of New Units not evenly divisible by 101 will be entitled to receive $0.81 for each Old Unit not exchanged for a New Unit (the "Reverse Unit Split").

Upon effectiveness of the Reverse Unit Split, the Partnership will take the necessary actions to seek to cease being a publicly reporting company with the Securities and Excahnge Commission (the “SEC”). There are significant expenses with being an SEC reporting company. If the Partnership is successful in terminating its reporting obligations, and in addition if the Annual Audit Requirement Proposal and Liquidation Audit requirement Proposal are approved, the expenses of the Partnership will be reduced. In light of the fact that the Partnership has not had any significant revenue from property sales since 2007, that there is no assurance that the Partnership will have significant revenue from property sales in the foreseeable future and that the Partnership is subject to a significant assessment commencing in 2014, the General Partner believes it is important that the expenses of the Partnership be reduced so as to preserve its available cash to the maximum extent possible. The approval of the proposals will allow the Partnership to reduce its expenses.

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SPECIAL NOTE REGARDING UNIT EQUIVALENTS AND

RECORD HOLDERS OF UNITS

On May 17, 1979, the stockholders of Reeves Telecom Corporation (the “Corporation”) approved a plan of liquidation (the “Plan”) for the Corporation and its subsidiaries. The Plan, which was determined by the Internal Revenue Service to qualify as a Section 337 liquidation, authorized the Corporation’s Board of Directors to sell the Corporation’s assets and distribute any remaining unsold assets to its stockholders and/or a liquidation trust. On May 8, 1980, stockholders at a special meeting approved an amendment to the Plan whereby assets not sold within one year of the date the Plan was approved could be transferred, at the discretion of the Board of Directors, from the Corporation to a South Carolina limited partnership which would undertake to sell the remaining assets on behalf of the stockholders. Pursuant to the Plan, the Corporation sold all of its broadcasting assets and substantially all of the land held for development and sale at one of its two land development locations and distributed to its stockholders cash of $0.90 per share on February 29, 1980 and $2.30 per share on May 14, 1980. On May 15, 1980, the Corporation was liquidated and all of its unsold assets and liabilities were transferred to the Partnership. Stockholders of the Corporation received one partnership unit in exchange for each share of common stock.

As of the Record Date, approximately 360 former shareholders of the Corporation had not exchanged 48,001 shares of common stock of the Corporation for an equal number of Units. In this Proxy Statement, unless otherwise specified, all references to “Units,” “Old Units” and “New Units” include shares of the Corporation not exchanged for Units and holders of shares of the Corporation not exchanged for Units will be treated in the same manner as other Holders of Old Units if the Reverse Unit Split becomes effective.

All holders of shares of common stock of the Corporation not exchanged for Units and holders of Units who have not been admitted as Limited Partners pursuant to Sections 15.6 and 15.7 of the Partnership Agreement are Record Holders. Record Holders are not entitled to vote at the Partners Meeting. Only Limited Partners and the General Partner may vote their Units at the Partners Meeting. Record Holders have an economic interest in the Partnership and are entitled to share pro rata together with Partners in any distribution by the Partnership.

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SUMMARY TERM SHEET

The effect of the Reverse Unit Split Proposal to Holders of Units, including Limited Partners, will be significant. Therefore, each Limited Partner should read carefully the information with respect to the Reverse Unit Split Proposal contained in this Proxy Statement.

•	Reverse Unit Split Proposal.

Approval of the Reverse Unit Split Proposal will reduce the number of outstanding Units through a reverse unit split in which one New Unit will be exchanged for every 101 Old Units presently issued and outstanding. See "PROPOSAL 1 - AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO REVERSE UNIT SPLIT."

•	Purpose of Reverse Unit Split Proposal.

The primary purpose of the Reverse Unit Split Proposal is to achieve savings in expenses that are associated with the Partnership’s obligation to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and also to achieve with managing a smaller number of accounts. See "SPECIAL FACTORS - Purpose of Reverse Unit Split Proposal."

•	Effects of Reverse Unit Split.

The primary effect of approval of the Reverse Unit Split Proposal will be to reduce the number of Holders of Units below 500, thereby enabling the Partnership to seek to no longer be subject to the periodic reporting, proxy solicitation and other informational requirements of the Exchange Act. Also, the Partnership believes that the Reverse Unit Split may adversely affect the limited trading of the Units. See "SPECIAL FACTORS - Effects of Reverse Unit Split."

•	Effects of Reverse Unit Split - Increase in Interest of General Partner and Affiliate.

Upon the effectiveness of the Reverse Unit Split, Units outstanding will be reduced from 1,811,062 Old Units to 17,406 New Units after payment for Old Units not exchanged for New Units. One effect of the Reverse Unit Split will be to increase the economic interest in the Partnership of the General Partner and its affiliate John S. Grace from 11.5% to 11.8% and the voting power of the General Partner and its affiliate from 37.8% to 39.7%. See "SPECIAL FACTORS - Interest of General Partner and Affiliate."

•	Fairness Opinion.

The General Partner reasonably believes that the price to be paid to Holders of Old Units which are not exchanged for New Units pursuant to the Reverse Unit Split Proposal is fair to Holders, including unaffiliated Holders. The General Partner engaged an independent appraiser, Lieberman LLP, to render an opinion as to the fairness from a financial point of view of the price to be paid for such Old Units.

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In determining that it believes that the $0.81 price to be paid per New Unit created by the Reverse Unit Split is fair to unaffiliated Holders, Lieberman LLP primarily considered the following:

–	The financial terms and conditions of the Reverse Unit Split.

–	Publicly available information and other data with respect to the Partnership, including SEC Forms 10-K for the fiscal years ended December 31, 2009 to 2012 and other public filings.

–	Internal financial information and other data relating to the business and financial prospects and projections of the Partnership for the calendar years 2013 and 2014 and the six months ended June 30, 2015.

–	The real estate appraisal report dated January 23, 2013 prepared by Hector R. Ingram, MAI of Ingram and Company, Inc. as of December 31, 2012 reflecting a value determined based on a bulk sale to a single buyer of the real property owned by the Partnership in Boiling Spring Lakes, NC at “fair value” and a twelve month marketing period.

–	Economic and industry data as it relates to the Partnership’s current financial statements and its projected financial statements.

–	Financial and operating information with respect to certain limited partnerships owning undeveloped land with ownership units trading in a secondary market, which we believe to be generally comparable to the business of the Partnership.

–	Historical market prices and trading volume of units in the Partnership for 2012.

–	Acquisition multiples and premiums paid in going-private transactions.

–	Annual cost savings projected by management to be achieved through deregistration.

–	Interviews with the General Partner to discuss the historic, current and future prospects of the Partnership and contemplated courses of action.

–	Other studies and analyses and such other information, as it deemed necessary or appropriate.

•	Recommendation of the General Partner.

The General Partner recommends that Limited Partners approve the Reverse Unit Split Proposal. In connection with the foregoing, the General Partner determined that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the Holders of the Partnership, including unaffiliated Holders. See "SPECIAL FACTORS - Recommendation of the General Partner."

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•	Alternatives.

The General Partner considered and rejected a cash tender offer as an alternative to the Reverse Unit Split Proposal. See "SPECIAL FACTORS - Alternatives."

•	Cash Payment for Old Units Not Exchanged for New Units.

After the Effective Date of the Reverse Unit Split, Holders of Old Units who would own less than one New Unit will instead receive payment in cash at the rate of $0.81 per Old Unit. Holders of at least 101 Old Units, but which number of Old Units is not divisible by 101, will receive $0.81 for each Old Unit not exchanged for a New Unit. See "ADDITIONAL FACTORS TO BE CONSIDERED - Exchange of Certificates and Fractional New Units; Escheat".

•	Federal Income Tax Consequences.

Holders who receive cash for all of their Old Units under the Reverse Unit Split Proposal will generally recognize a capital gain or loss, depending on the tax basis of the Old Units, provided the Old Units have been held as a capital asset. Holders who receive only New Units will not recognize gain or loss with respect to such New Units, which New Units will have the same aggregate tax basis and holding period as the Old Units. Holders who receive New Units and cash generally will not recognize a capital gain with respect to the cash they receive, unless the cash they receive is greater than their tax basis in the Old Units. See "ADDITIONAL FACTORS TO BE CONSIDERED - Federal Income Tax Consequences of the Reverse Unit Split Proposal."

•	Vote Required; Vote of Affiliated Limited Partners.

In order to effect the Proposals, the Limited Partnership Agreement must be amended, which requires the approval of a majority of the votes eligible to be cast at the Partners Meeting. Each General and Limited Partner may cast one vote for each Unit held by them. General and Limited Partners held 548,771 Units on the Record Date. Therefore, a total of 274,386 General and Limited Partner Units must be voted for each proposal in order for it to be approved. Units held by Record Holders are not eligible to be cast at the Partners Meeting.

A vote of only unaffiliated General and Limited Partners is not being conducted. The General Partner and John S. Grace, an affiliate of the General Partner, own, in the aggregate, 207,534 Partner Units, representing 37.8 % of the Partner Units and 75.6% of the Partner Units required for approval of the Proposals, and the Partnership believes that such Units will be voted in favor of the Proposals. See "SPECIAL FACTORS – Voting by General Partner and Affiliate."

•	Withdrawal of Reverse Unit Split Proposal.

Either before or after approval of the Reverse Unit Split Proposal, the General Partner may determine not to implement the Reverse Unit Split if it determines, in its sole discretion, not to do so would be in the best interests of the Partnership. If the General Partner determines to do so before the Special Meeting, it will cancel the Special Meeting and none of the Proposals will be approved. If the General Partner determines to do so after the Special Meeting, it will nonetheless implement the Annual Audit Requirement Proposal and the Liquidation Audit Requirement Proposal if they have been approved by the Partners. See "PROPOSAL 1 - AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT."

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•	Limited Market for New Units.

Because there will be fewer Units following the Reverse Unit Split Proposal and the price of a single Unit will be substantially higher than before the Reverse Unit Split, the marketability of the Units may be reduced. See "SPECIAL FACTORS - Effects of Reverse Unit Split."

•	Effective Date.

The Reverse Unit Split shall be effective on the date as of which the General Partner executes the amendment to the Partnership Agreement that includes the Reverse Unit Split Proposal, which execution date may be no later than thirty (30) days after the date of the approval of the Reverse Unit Split Proposal by the General and Limited Partners, or such later date that all legal requirements to effectuate the Reverse Unit Split Proposal shall have been satisfied, but in no event more than one (1) year after the date of the approval of the Reverse Unit Split Proposal. See "PROPOSAL 1 - AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO REVERSE UNIT SPLIT."

The Annual Audit Requirement Proposal will be effective immediately upon approval by Partners, but until the Partnership is no longer required to file reports with the SEC, the partnership nonetheless will be required to obtain audited financial statements. The Liquidation Audit Requirement Proposal will be effective immediately upon approval by Partners.

•	No Right to Seek Appraisal Rights.

The Partnership is organized as a South Carolina Limited Partnership pursuant to the South Carolina Uniform Limited Partnership Act, Chapter 42 of the South Carolina Code of Laws (the “Limited Partnership Act”). The Limited Partnership Act does not provide for appraisal rights for Holders who dissent from proposals such as the Reverse Unit Split Proposal. See "ADDITIONAL FACTORS - NO RIGHT OF LIMITED PARTNERS OR HOLDERS TO SEEK APPRAISAL RIGHTS."

•	Financial and Other Information.

Summary financial is contained in the section of this Proxy Statement entitled "SUMMARY FINANCIAL INFORMATION." The audited financial statements of the Partnership are contained at Appendix C. Additional information concerning the Partnership is contained in its reports filed with the SEC on Forms 10-K, 10-Q and 8-K. Such reports are available at the SEC’s Internet site at http://www.sec.gov and by request to the General Partner at 55 Brookville Roar, Glen Head, NY 11545 or 516-868-2201. The Limited Partnership Agreement as currently in effect has been filed with the SEC as Exhibit 3.1 to the Partnership’s Form 8-K filed on November 3, 2008. The appraisal of the Partnership’s real estate assets referred to herein has been filed with the SEC as Exhibit 99.1 to the Partnership’s Form 10-K for the year December 31, 2012.

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PROPOSAL 1

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO REVERSE UNIT SPLIT

Subject to approval by the Partners, the Reverse Unit Split Proposal will result in an amendment to the Limited Partnership Agreement. The amendment would add Section 5.8 to read as follows:

ARTICLE 5

CAPITAL CONTRIBUTIONS1

5.8 Reverse Unit Split. Effective at 11:59 p.m. New York City time on the date as of which the General Partner executes the Amendment that includes this Article 5.8 (the "Effective Time"), which execution date may be no later than thirty (30) days after the date of the approval of this Article 5.8 by the Partners, or such later date that all legal requirements to effectuate the intent of this Article 5.8 shall have been satisfied, but in no event more than one (1) year after the date of the approval of this Article 5.8 by the Partners, each Unit issued and outstanding immediately prior to the Effective Time (sometimes referred to as an “Old Unit”) shall immediately and without any action by the Record Holder thereof be combined, changed and reclassified such that each Record Holder shall receive one Unit (sometimes referred to as a “New Unit”) for every 101 old Units held of record by the Record Holder immediately prior to the Effective Time (the “Reverse Unit Split”), subject to and in accordance with the following:

(a) No fractional New Units will be issued to any Record Holder pursuant to the Reverse Unit Split.

(b) Upon the Effective Time, each New Unit issued and outstanding as a result of the Reverse Unit Split, for all purposes of this Agreement, shall be deemed to be a Unit as defined in Article 1.18 of this Agreement without the necessity of any action by the Record Holder and each outstanding certificate registered in the name of a Record Holder of 101 or more Old Units shall automatically, without the necessity of any action by the Record Holder or the Partnership, be deemed to represent that whole number of New Units determined as set forth in this Article 5.8, as well as the right to receive cash in lieu of any fractional Old Unit not exchanged for a New Unit as set forth in clause (d) below.

(c) Upon the Reverse Unit Split, each Record Holder of less than 101 Old Units shall cease to be a Record Holder with respect to such Old Units and cease to have any rights as a Record Holder, and the sole right of such former Record Holder shall be, upon the surrender to the General Partner or its designated agent of one or more certificates representing such Old Units, properly endorsed and accompanied by such documentation as may be reasonably requested by the General Partner or its designated agent, to receive from the Partnership, without interest and subject to applicable withholding, an amount equal to $0.81 times the number of Old Units held by such Record Holder.

(d) Following the Reverse Unit Split, any Record Holder of 101 or more Old Units may surrender the certificate(s) representing such Old Units to the General Partner or its designated agent, properly endorsed and accompanied by such documentation as reasonably requested by the General Partner or its designated agent, and receive in exchange therefore a certificate representing the whole number of New Units represented by such certificate(s), plus an amount, if any, without interest and subject to applicable withholding, equal to $0.81 times the number of Old Units not exchanged for a New Unit.

1 As used in this Section 5.8, Record Holders refers to both Partners and Record Holders.

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(e) Nothing contained in this Section 5.8 or any action taken as a result thereof shall, in and of itself, change the status of any Record Holder of one or more certificates representing 101 or more Old Units.

(f) Each certificate issued after the Reverse Unit Split shall clearly indicate on the face thereof that it represents New Units issued after the Reverse Unit Split.

[End of proposed Section 5.8.]

The Reverse Unit Split shall be effective (the “Effective Date”) on the date as of which the General Partner executes the amendment to the Partnership Agreement that includes Section 5.8, which execution date may be no later than thirty (30) days after the date of the approval of the Reverse Unit Split Proposal by the General and Limited Partners, or such later date that all legal requirements to effectuate the Reverse Unit Split Proposal shall have been satisfied, but in no event more than one (1) year after the date of the approval of the Reverse Unit Split Proposal.

On the Effective Date, each holder then owning 101 or more Old Units will be deemed to own one New Unit for every 101 Old Units and the right to receive $0.81 for each Old Unit not exchanged upon surrender their certificate(s) representing Old Units, as well as a certificate for the number of whole New Units represented by the surrendered certificate(s).

Holders owning less than 101 Old Units on the Effective Date will not receive any New Units. Consequently, on the Effective Date, each holder of less than 101 Old Units will cease to have any equity interest in the Partnership, but will have the nontransferable right to receive $0.81 per Old Unit.

Prior to the Partners Meeting, the General Partner may withdraw the Reverse Unit Split Proposal from consideration and voting at the Partners Meeting if it determines, in its sole judgment, that to effectuate the Reverse Unit Split would not be in the best interests of the Partnership or Holders. Even after approval by the Partners of the Reverse Unit Split Proposal, at its option, the General Partner may not execute such amendment if it determines, in its sole judgment, that to effectuate the Reverse Unit Split would not be in the best interests of the Partnership or Holders. In either event, the Partnership will notify Holders of such determination and the reason therefor. As of the date of this Proxy Statement, the General Partner is not aware of any circumstances that would cause it to determine not to complete the Reverse Unit Split, but there can be no assurance that such a circumstance will not arise in the future.

The Partnership believes that the General Partner and its affiliate will vote in favor of Proposal 1. See “SPECIAL FACTORS - Voting by General Partner and its Affiliate.”

The General Partner recommends a vote "FOR" Proposal 1.

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SPECIAL FACTORS

Purpose of Reverse Unit Split.

The Partnership has a large number of Holders of a small number of Units. As of the Record Date, the Partnership had approximately 1,170 Holders of Units, both as Partners and Record Holders. Approximately 792 of these Holders held less than 101 Units and will cease to be Holders of Units after the Reverse Unit Split. In aggregate, these Holders, representing approximately 68% of the combined number of Holders, held approximately 40,620 Units, or approximately 2.2% of the 1,811,062 Units outstanding as of the Record Date.

The Units of the Partnership are registered pursuant to Section 12(g) of the Exchange Act and, therefore, the Partnership is required to file annual and other periodic reports and comply with the proxy rules of the SEC in the solicitation of proxies for any special meeting of Partners. The Partnership is also required, pursuant to Section 15(d) of the Exchange Act, to file annual and other periodic reports with the SEC. If the number of Holders of Units is reduced to less than 500, a certification of that fact will be filed with the SEC, registration of the Units may be terminated and its obligation to file such reports may be suspended, and the Partnership will no longer be subject to the reporting requirements and the proxy rules of the Exchange Act.

The purpose of the Reverse Unit Split is to achieve savings in expenses that are associated with filing annual and other periodic reports with the SEC under the Exchange Act and managing a large number of accounts. The General Partner believes that the benefits to Holders of annual and other periodic reports filed with the SEC under the Exchange Act are not significant compared to the cost of maintaining such obligation. Historically, there has not been an active market in the Limited Partner Units even though such reports have been filed. See "SPECIAL FACTORS - Effects of Reverse Unit Split." As a result, the General Partner has concluded that the benefits received from filing annual and other periodic reports with the SEC under the Exchange Act to Holders are not material. See "SPECIAL FACTORS-Fairness."

The General Partner believes that termination of the Partnership’s reporting obligations under the Exchange Act will result in significant savings in management time and out-of-pocket expenses. Compliance with the reporting requirements of the Exchange Act has entailed substantial management time and annual expense, principally for legal and accounting fees and expenses for filing reports with the SEC. Expenses attributable to financial and other reporting obligations pursuant to the requirements of the Exchange Act were approximately $100,000 for 2012.

Audit fees will be reduced if the Reverse Unit Split Proposal and the Annual Audit Requirement Proposal (See “Proposal 2 - AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO ELIMINATION OF THE REQUIREMENT OF ANNUAL AUDITED FINANCIAL STATEMENTS.”) are approved and the Reverse Unit Split is effective. These and other annual expenses associated with being a SEC-reporting company are expected to be saved as follows if the Reverse Unit Split Proposal and the Annual Audit Requirement Proposal are approved and the Reverse Unit Split is effective:

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Description	Estimated Annual Savings
General Partner Fees	$ 25,000
Accounting Fees (net)	20,000
SEC Legal Fees	25,000
SEC Filing Expenses	9,000
Transfer Agent Fees	20,000
Postage Expense-K-1 Reports	1,000
Total	$ 100,000

Effects of Reverse Unit Split.

The Reverse Split Unit will affect a Holder of Units differently depending on the number of Old Units held. A Holder of less than 101 Old Units will be entitled to receive cash at the rate of $0.81 per Old Unit following effectiveness of the Reverse Unit Split Unit and will cease to be a Holder. A Holder of 101 or more Units will receive one or more New Units and will remain a Holder.

For example, a Holder of 100 Old Units will be entitled to receive $81.00 upon effectiveness of the Reverse Unit Split in complete liquidation of their interest in the Partnership. Holders of less than 101 Old Units will not receive any subsequent distributions from the Partnership nor share in any future appreciation in the value of the Units.

As a further example, a holder of 500 Old Units will receive 4 New Units and will, upon surrender of their certificate for the Old Units, be entitled to receive $77.76, representing the 96 Old Units not exchanged for New Units, and thus will retain their interest in the Partnership. Holders of 01 or more Old Units will receive subsequent distributions from the Partnership, if any, and will share in any future appreciation in the value of the Units.

On the Effective Date, the number of Holders will be reduced to fewer than 500 persons. The Partnership will file a certification with the SEC to terminate registration of the Units under Section 12(g) of the Exchange Act and suspend its duty to file reports under Section 15(d) of the Exchange Act, which will become effective not more than 90 days after the Partnership files the certification. Upon effectiveness of the certification, the Partnership will no longer be obligated to file periodic reports, such as Forms 10-K and 10-Q, with the SEC, limited partners will no longer be entitled to receive a proxy statement in compliance with SEC rules if the Partnership were to have a meeting of Partners and the General Partner and Holders of more than 5% of the Units will no longer be subject to certain insider reporting and trading rules under the Exchange Act.

If the amendment to the Limited Partnership Agreement set forth in Proposal 1 is approved, upon termination of its obligations under Sections 12(g) and 15(d) of the Exchange Act, the Partnership will no longer be required by the rules of the SEC to obtain audited annual financial statements. See “Proposal 2 - AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO ELIMINATION OF THE REQUIREMENT OF ANNUAL AUDITED FINANCIAL STATEMENTS.”

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The Units are not listed on any national securities exchange, and there are only limited or sporadic quotations on the over-the-counter market for the Units. It is not anticipated that there will ever be an active public market for the Units. The Units are presently quoted on the OTC Grey Market under the symbol REEV. The OTC Grey Market is an over-the-counter marketplace operated by OTC Markets Group, Inc., an operator of an electronic marketplace for securities not listed on a national securities exchange. OTC Markets describes the Grey Market as follows: “There no broker-dealers quoting this security. It is not listed, traded or quoted on any U.S. stock exchange or the OTC Markets. Trades in grey market stocks are reported by broker-dealers to their Self Regulatory Organization (SRO) and the SRO distributes the trade date to market data vendors and financial websites so investors can track price and volume. Since grey market securities are not traded or quoted on an exchange or interdealer quotation system, investor’s bids and offers are not collected in a central spot so market transparency is diminished and Best Execution of orders is difficult.”

The following table sets forth the high and low sales prices in each of the four quarters of 2012 and 2011. The information was obtained from OTC Markets Group, Inc.

High and Low Sales Prices
	High		Low
2012
Fourth Quarter	$	None	$	None
Third quarter		0.60		0.17
Second Quarter		0.51		0.45
First Quarter		0.45		0.40
2011
Fourth Quarter		$0.40		$0.30
Third quarter		0.35		0.30
Second Quarter		0.30		0.29
First Quarter		0.29		0.26

The marketability of the Limited Partner Units may be somewhat reduced because of the reduction in the number of New Units outstanding and the number of Holders. Trading could also be affected by a higher price per New Unit that will likely result following the Reverse Unit Split. If the price of per New Unit increases to over $5.00, the New Units will not longer be a “penny stock” subject to the penny stock regulations of the Exchange Act, which impose additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. To the extent the New Units are no longer subject to the penny stock regulations, the market liquidity for the New Units may increase, although there can be no assurance that this will occur. Nevertheless, it is expected that there will continue to be a limited public market for the New Units. The New Units will not be quoted on any trading market; an active trading market for the New Units may never develop or be sustained and Holders may not be able to sell their New Units at or above the price paid for such Units. Further, they may not be able to liquidate their investment in New Units without considerable delay, if at all.

If the Reverse Unit Split had been effective on December 31, 2012, a Holder who maintained their interest in the Partnership following the Reverse Unit Split would have experienced an immaterial increase in their share of net losses for the year ending December 31, 2012 and an immaterial increase in their share of total Partnership equity as of December 31, 2012. See "SUMMARY FINANCIAL INFORMATION."

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Following the Reverse Unit Split, the General Partner and its affiliate's share in net earnings and Partnership equity will be the same as for Holders on a per Unit basis. The General Partner and affiliate's interest in the equity of the Partnership will increase from 11.5% to 11.8%. In addition, the voting power of the General Partner and its affiliate will increase from 37.8% to 39.7%.

Notwithstanding effectiveness of the Reverse Unit Split, the General Partner will continue to owe fiduciary obligations to Limited Partners and other Holders under the Limited Partnership Act.

Fairness.

The General Partner reasonably believes that the Reverse Unit Split Proposal is fair to Holders, including unaffiliated Holders. The General Partner also believes that the amount of $0.81 to be a fair price for the payment to Holders of Old Units not exchanged for New Units.

The Reverse Unit Split will result in approximately 68,677 Old Units not being exchanged for New Units, representing approximately 3.8% of the outstanding Units. Therefore, the General Partner believes that the Reverse Unit Split will not materially affect the share in net earnings of the Partnership or the share of total partners’ equity of Holders who remain Holders after the Reverse Unit Split. Further, the General Partner considered that, while certain Holders will receive cash for their Old Units, the relatively small amount of approximately $55,628 to be paid for Old Units not exchanged for New Units minimizes the impact on the continuing Holders and will be offset by the benefit from the savings in expenses the Partnership expects to recognize. As a result of these factors, the General Partner concluded that the Reverse Unit Split Proposal would have no material economic impact on the unaffiliated Holders who remain Holders. See "SPECIAL FACTORS - Effects of Reverse Unit Split" and "SUMMARY FINANCIAL INFORMATION."

The General Partner engaged Lieberman LLP to make an independent evaluation of the price to be paid for Old Units not exchanged for New Units. Lieberman LLP prepared a presentation for the General Partner concerning the price to be paid for Old Units not exchanged for New Units, which is at Appendix A, and rendered its Opinion concerning the fairness, from a financial point of view, of the amount of $0.81 to be paid for Old Units not exchanged for New Units, which Opinion is at Appendix B. Both Appendix A and Appendix B should be read carefully by all Holders. In its Opinion, Lieberman LLP concluded that the price to be paid to unaffiliated Holders for Old Units not exchanged for New Units is fair, from a financial point of view, to such Holders.

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Interest of General Partner and Affiliate.

The General Partner considered the potential for any conflict in interest between the General Partner and its affiliates and other Holders. The General Partner considered that it and its affiliates may have an interest in continuing the Partnership. The General Partner currently receives a General Partner fee of $160,000 per year. The General Partner has agreed, if the Reverse Unit Split Proposal and the Annual Audit Requirement Proposal are approved and the Reverse Unit Split is effective, to reduce the fee by $25,000 per annum. The charges by the General Partner and its affiliates for the past three fiscal years are shown in the table below. It is not expected that the rent for office space will be reduced. The effect on the amount of reimbursable expenses cannot be predicted.

CHARGES BY GENERAL PARTNER AND AFFILIATES 2010-2012
	2012	2011	2010
General Partner Fee	$ 160,000	$ 160,000	$ 160,000
Rent for Office Space	19,000	19,000	19,000
Reimbursement of Expenses	12,337	1,787	-
Total	$ 191,337	180,787	179,000

In addition, upon the effectiveness of the Reverse Unit Split, the economic interest in the Partnership of the General Partner and its affiliate John S. Grace will increase from 11.5% to 11.8% and the voting power of the General Partner and its affiliate at any meeting of Partners will increase from 37.8% to 39.7%.

The General Partner considered these issues and determined that the Reverse Unit Split is fair to unaffiliated Holders. Nonetheless, Limited Partners should take these factors into account when considering their vote on the Reverse Unit Split Proposal.

Voting by General Partner and its Affiliate.

The General Partner and its affiliate John S. Grace own 207,534 Partner Units, which have the same voting power as Partner Units owned by unaffiliated Partners. These Partner Units represent 11.5% of the total Units outstanding, 37.8% of the Partner Units entitled to vote at the Partner Meeting and 75.6% of the Partner Units required for approval of the Reverse Unit Split Proposal. The Partnership believes that such Partner Units will be voted in favor of the Reverse Unit Split Proposal. The Reverse Unit Split Proposal has not been structured so that approval of at least a majority of unaffiliated Limited Partners is required.

Alternatives.

The General Partner has determined that the Reverse Unit Split Proposal is the most direct and appropriate and least expensive method of reducing the number of the Partnership's Holders to less than 500.

A cash tender offer to Holders was rejected because there could be no assurance that a sufficient number of Units would be tendered to reduce the number of Holders to fewer than 500, thereby resulting in a reduction in the number of Holders sufficient to permit the Partnership to terminate its reporting obligations under the Exchange Act because some Holders may have chosen not to tender all of their Units or, if the offer was oversubscribed, a pro rata purchase would have resulted in no reduction in the total number of Holders. The General Partner considered the primary benefit of a cash tender offer is that the sale of Units would be the voluntary decision of each Holder. Nonetheless, the General Partner concluded that a cash tender offer was not desirable because it may not achieve the primary purposes of achieving the savings of expenses associated with terminating the Partnership’s reporting obligations under the Exchange Act and reducing the expenses of managing a large number of Holders’ accounts.

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This conclusion was based, in part, on the experience of two cash tender offers conducted in 2006 by an unaffiliated party and an affiliate of the General Partner at prices of $2.50 and $2.25 per Unit, respectively. Such tender offers were accepted by Holders of 107,724 Units and by Holders of 150,274 Units, respectively, reducing the number of Holders by approximately 150. Based on this experience, the General Partner has no reason to believe that a cash tender offer by the Partnership at a price of $0.81 would result in a sufficient number of acceptances of the offer to result in a reduction of the number of Holders to less than 500.

The General Partner intends to continue the current operations of the sale of individual lots and otherwise operate the Partnership as it has in the past. The General Partner has engaged a real estate broker to sell the real estate owned by the Partnership. No offer for the real estate has been received which, in the opinion of the General Partner, is acceptable. The Partnership may receive additional offers in the future and will consider such offers which are in the best interest of the Partnership and the Holders. The approval of the General and Limited Partners would not be required by the Limited Partnership Agreement with respect to any such transaction. Because the Partnership has operated at a loss in recent years due to very limited sales of real estate, it has funded its operations primarily through its cash balances and cash reserves. Unless sales of lots increases significantly in the near future, which is deemed unlikely to happen for a variety of reasons, the Partnership is likely to deplete all of its cash balances and cash reserves in the next two to three years and thereafter it may no longer be able to fund its operations. In addition, there is likely to be a significant sewer assessment of $1,040,000, which the Partnership expects to be obligated to pay over ten years commencing in 2014 with an annual payment of approximately $133,000, including interest. For these reasons, the General Partner believes that it would not be in the best interest of the Partnership and its Holders not to take an action that could reduce the cash drain in the short run. The General Partner presently has no plans for the Partnership to participate in a merger, reorganization, liquidation or any similar transaction.

Recommendation of the General Partner.

The General Partner recommends adoption of the Reverse Unit Split Proposal to the Limited Partners. The General Partner considered the potential savings in expenses expected to result from terminating the Partnership's obligation to file reports under the Exchange Act and determined that the cost savings outweighed the benefit to the Holders of such reports, particularly in light of the Partnership’s need to use its cash reserves to pay operating expenses because of the lack of property sales. The General Partner did not consider any alternatives to the Reverse Unit Split Proposal to be feasible.

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The General Partner considered the negative factor that the Reverse Unit Split Proposal would require a total redemption of Holders of less than 101 Old Units who may not otherwise wish to sell their Units was outweighed by the benefit to such small Holders of receiving cash for their Old Units without incurring any brokerage costs, especially because the market for the Partnership’s Units is illiquid and volatile and the price has not reached $0.81 in the past two years.

The General Partner concluded that the Reverse Unit Split Proposal was the best means to achieve the results sought. See "SPECIAL FACTORS-Alternatives."

The material factors the General Partner evaluated in determining that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the unaffiliated Holders are described in "SPECIAL FACTORS - Fairness."

Based on the foregoing, the General Partner has determined that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the unaffiliated Holders of the Partnership and recommends its adoption.

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CAPITALIZATION

The following table sets forth the capitalization of the Partnership as of December 31, 2012. The Reverse Unit Split Proposal would not have a material effect on the information below.

This table should be read in conjunction with the audited financial statements and notes related thereto of the Partnership appearing in Appendix C to this Proxy Statement. See also “SUMMARY TERM SHEET-Financial and Other Information.”

December 31, 2012
Partners’ capital	$ 1,814,035
Total liabilities and partners’ capital	$ 1,817,068
Book value per Unit	$ 1.00

SUMMARY FINANCIAL INFORMATION

The following table sets forth certain summary financial information of the Partnership for the year ended December 31, 2012. The Reverse Unit Split Proposal would not have a material effect on the information below. [Is that true as to Net Loss per Unit?]

This table should be read in conjunction with the audited financial statements and notes related thereto of the Partnership appearing in Appendix C of this Proxy Statement. See also “SUMMARY TERM SHEET-Financial and Other Information.”

Year Ended December 31, 2012
Revenues:
Property sales	$ 12,817
Interest income	689
Other income	7,769
Total revenue	21,275
Operating expenses:
Direct costs of property sold	517
Selling, general and admin. expenses	514,933
Depreciation	3,546
Total operating expenses	518,996
Net Loss	$ (497,721)

Per Unit Data
Net Loss	$ (0.27)
Distributions	-

Presentation of earnings to fixed charges ratios is not applicable since the Partnership has neither interest expense nor preferred dividends.

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ADDITIONAL FACTORS TO BE CONSIDERED

Federal Income Tax Consequences of the Reverse Unit Split Proposal.

A surrender of Old Units in exchange for cash by Holders pursuant to the Reverse Unit Split will be a taxable transaction under federal income tax laws. Because the tax consequences may vary depending upon the particular facts relating to each Holder, it is recommended that each Holder consult a tax advisor concerning the federal, state or local income tax consequences of the surrender of Units.

A Holder who receives only cash and does not thereafter, directly or constructively, own any New Units will generally recognize a capital gain or loss upon the surrender of Old Units, provided the Old Units have been held as a capital asset. However, to the extent that the gain or loss is attributable to substantially appreciated inventory or unrealized receivables, such gain or loss will be treated as ordinary gain or loss. Capital gain or loss will be equal to the difference between the cash received and the Holder’s tax basis for the Old Units surrendered, and will be a long-term capital gain or loss if the Old Units have been held for the required holding period.

A Holder who receives only New Units will not recognize any gain or loss. The aggregate tax basis and holding period in New Units will be the same as for the Old Units exchanged therefor.

A Holder who receives New Units and cash for Old Units not exchanged for New Units will not recognize any gain or loss on receipt of the New Units. If the amount of cash received in lieu of Old Units not exchanged for New Units does not exceed a Holder's tax basis in their Old Units, the Holder's tax basis in their Old Units will be reduced by the amount of cash received, but the Holder will not recognize any gain or loss. However, if the amount of cash received in lieu of Old Units not exchanged for New Units exceeds a Holder's tax basis in their Old Units, the Holder will recognize gain equal to the amount of cash received in excess of the Holder's tax basis in his Old Units and the Holder’s tax basis in their Old Units will be reduced to zero. The gain will be a capital gain, provided the Old Units have been held as a capital asset, and will be a long-term capital gain if the Old Units have been held for the required holding period. In either event, the Holder’s holding period in the New Units will be the same as for the Old Units exchanged therefor.

The Partnership will recognize no gain or loss upon implementation of the Reverse Unit Split. In accordance with Section 13.2 of the Limited Partnership Agreement, the Partnership obtained an opinion of counsel that the implementation of the Reverse Unit Split will not cause the Partnership to cease being characterized as a partnership rather an association taxable as a corporation for purposes of the Internal Revenue Code.

Exchange of Certificates; Old Units Not Exchanged for New Units; Escheat.

On the Effective Date, each certificate representing Old Units will be deemed for all purposes to evidence ownership of the appropriate reduced number of New Units and/or the right to receive payment for Old Units not exchanged for New Units without any action by the Holder thereof. However, as soon as practicable after the Effective Date, Holders holding certificates will be notified and requested to tender their certificates for Old Units.

After the Effective Date of the Reverse Unit Split, Holders of less than 101 Old Units will automatically receive payment in cash at the rate of $0.81 per Old Unit upon surrender of their certificate(s) for Old Units. Holders of less than 101 Old Units will have no right to any distributions after the Effective Date or any other rights as a Holder except the right to receive cash for their Old Units.

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After the Effective Date of the Reverse Unit Split, Holders of 101 or more Old Units have the right to exchange their certificate(s) for Old Units for certificates representing a whole number of New Units at the rate of one New Unit for each 101 Old Units, plus any cash to which to which they are entitled with respect to that number of Old Units which are not exchanged for New Units. Holders of New Units will have all the rights they had as Holders before the Reverse Unit Split, regardless of whether they surrender their certificate(s) for Old Units for exchange, but will not receive cash unless they surrender such certificate(s) for Old Units.

ACS Securities Services, Inc. (“ACS”) will act as the exchange agent for Holders in effecting the exchange of their certificate(s) and the payment of cash for Old Units not exchanged for New Units. Upon completion of the Reverse Unit Split, ACS will send Letters of Transmittal to all Holders with instruction for transmitting their certificate(s) for Old Units to receive cash and/or certificates for New Units.

The Partnership presently expects to take no further action to solicit Holders who are entitled to cash for Old Units not exchanged for New Units but who do not surrender their certificate(s) after the mailing. Under the escheat laws of the various states, after the requisite holding period, any cash for Old Units not exchanged for New Units which is not claimed by the Holder entitled to it may be escheated to, and be claimed by, the state of their residence as shown on the records of the Partnership or, in certain circumstances, by the State of South Carolina.

Source and Amount of Funds; Expenses.

The funds required to make payments for Old Units not exchanged for New Units, assuming all Old Units are purchased, will be approximately $55,628, exclusive of the expenses of solicitation of proxies described below. The Partnership will have sufficient funds on hand to make payments for such Old Units and to pay expenses in connection with the Reverse Unit Split Proposal. It is anticipated that the Partnership will incur fees and expenses in connection with the Proposals and the solicitation of proxies pursuant to this Proxy Statement of approximately $100,000, including legal and accounting fees of approximately $50,000, fees of Lieberman LLC of $25,000 for fairness opinion and printing, mailing and miscellaneous expenses of approximately $15,000. Certain employees and officers of the General Partner and the Partnership have assisted in the development of the information and documents in connection with the Reverse Unit Split Proposal; these employees and officers have received no additional compensation for these services.

No Right of Limited Partners or Holders to Seek Appraisal Rights

The Partnership is organized as a South Carolina Limited Partnership pursuant to the Limited Partnership Act. The Limited Partnership Act does not provide for appraisal rights for Limited Partners who dissent from proposals such as the Reverse Unit Split Proposal. Holders who are not Limited Partners also have no appraisal rights. Notwithstanding approval of the Reverse Unit Split Proposal, after the Effective Date the General Partner will continue to owe fiduciary obligations to Holders under South Carolina law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 31, 2013, the Partnership had 1,811,062 Units issued and outstanding. The following table provides information concerning the number of Units beneficially owned by the persons who, to the knowledge of the General Partner, based solely on records available to it, beneficially owned more than 5% of the Units issued and outstanding on such date:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount Beneficially Owned [a]	Percent of Class

US Bank Trust National Association, as trustee 141 North Main Avenue Suite 300 Sioux Falls, SD	316,403[b]	17.5%
Grace & White, Inc. 515 Madison Avenue Suite 1700 New York, NY	233,507[c]	12.9%
John S. Grace 55 Brookville Road Glen Head, NY	207,534[d]	11.5%
MPF Flagship Fund 10, LLC; SCM Special Fund,
LLC; and MPF-NY 2006, LLC c/o MacKenzie Patterson Fuller, LP 1640 School Street Moraga, CA	107,724[e]	5.9%

Notes:

[a] Unless otherwise indicated, each of the persons named has sole voting and investment power.

[b] Includes an aggregate of 109,173 Units owned by 22 separate trusts, and 207,230 Units owned by the Lorraine QTIP Trust, of which trusts US Bank Trust National Association is trustee.

[c] Information was obtained from Schedule 13G, Amendment No. 5 filed with the Securities and Exchange Commission on January 30, 2013 as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The party’s Schedule 13G, Amendment No. 5 states that the party has sole voting power as to 200,807 Units, and sole dispositive power as to 233,507 Units.

[d] Information was obtained from Schedule 13D, Amendment No. 1 filed with the Securities and Exchange Commission on March 22, 2011. Includes 25,100 Units owned by the General Partner, of which Mr. Grace is a controlling person.

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[e] Information was obtained from Schedule TO, Amendment No. 2, filed with the Securities and Exchange Commission on November 16, 2006 by the parties and certain of their affiliates, and Schedule TO, Amendment No. 3, filed with the Securities and Exchange Commission on July 19, 2006, by the parties and certain of their affiliates. According to the filings, the holdings are allocated as follows: MPF Flagship Fund 10, LLC: 77,170 Units; SCM Special Fund, LLC: 25,461 Units; and MPF-NY 2006, LLC: 5,092 Units, for a total of 107,723 Units; however, the more recent filing states that the aggregate holding is 107,724 Units.

 Information as of January 31, 2013 concerning the number of Units beneficially owned by (1) Grace Property Management, Inc., the General Partner, (2) each director of Grace Property Management, Inc., and (3) the directors and executive officers of Grace Property Management, Inc. as a group is set forth below:

SECURITY OWNERSHIP OF MANAGEMENT

Name and Address of Beneficial Owner	Amount Beneficially Owned [a]	Percent of Class
Grace Property Management, Inc. (the General Partner)[b]	25,100	1.4%

Peter Metz [b]	-- [c]	--

All directors and officers of the general partner as a group (1 person)	-- [c]	--

Notes:

[a] Unless otherwise indicated, each of the persons named has sole voting and investment power.

[b] Address is 55 Brookville Road, Glen Head, NY.

[c] Excludes 25,100 units owned by the General Partner.

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PROPOSAL 2

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO ELIMINATION OF THE REQUIREMENT OF ANNUAL AUDITED FINANCIAL STATEMENTS

Subject to approval by the Partners, the Annual Audit Requirement Proposal will result in an amendment to Section 9.3 of the Limited Partnership Agreement. The amended Section 9.3 would read as follows:

9.3 Annual Statements. Within one hundred and twenty (120) days after the end of each fiscal year, the Partnership shall send to each Record Holder a report containing (i) a balance sheet as of the end of such fiscal year, and statements of operations, changes in partners’ capital and cash flows as of the end of such fiscal year, which need not be audited unless otherwise required by applicable law or regulations but which shall accompanied by a compilation report of a certified public accountant~~,~~ and (ii) a summary of the activities of the Partnership during such fiscal year. Such report shall separately identify distributions from (a) Cash Flow during the year, (b) Cash Flow during prior years which has been held as Reserves and (c) Sales and Refinancing Proceeds.

[End of proposed amended Section 9.3.]

Section 9.3 currently requires that the financial statements that are provided to all Partners and Holders must be audited. The reports containing financial statements required to be filed under the Exchange Act must also, pursuant to the requirements of the SEC, be audited. If the Reverse Unit Split becomes effective and the Partnership is no longer required to file reports with the SEC, the General Partner believes that it is no longer advisable to require the Partnership to obtain audited financial statements because of the cost involved. The amounts the Partnership paid in audit fees in 2012 and 2011 as follows:

FEES FOR PROFESSIONAL SERVICES BY THE PARTNERSHIP'S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Year Ended December 31,
	2012	2011

Audit fees [a]	$18,527	$30,582
Audit-related fees	—	—
Tax compliance fees	—	—
Other fees	—	—
	$18,527	$30,582

Note:

[a] The aggregate fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, or services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and 2011.

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If the Annual Audit Requirement Proposal is approved by Partners, the Partnership will not incur these expenses after the Partnership is no longer required to file reports with the SEC. It is not possible to determine exactly when the Partnership will no longer be required to file reports with the SEC and thus no longer be required to pay these fees, but the Partnership believes that it will be before it is required to file the Form 10-K containing audited financial statements for 2013.

According to AR Section 300, a compilation is not an audit or review of the financial statements and the accountant does not express an opinion or provide any assurance about whether the financial statements are in accordance with Generally Accepted Accounting Principles. The objective of a compilation is to assist management in presenting financial information in the form of financial statements without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the financial statements.

The General Partner estimates that a compilation report will cost approximately $5,000 per year.

The Partnership believes that the General Partner and its affiliate will vote in favor of Proposal 2. See “SPECIAL FACTORS - Voting by General Partner and its Affiliate.”

The General Partner recommends a vote "FOR" Proposal 2.

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PROPOSAL 3

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT RELATING TO

ELIMINATION OF THE REQUIREMENT OF AUDITED FINANCIAL STATEMENTS

UPON LIQUIDATION OF THE PARTNERSHIP

Subject to approval by the Partners, the Liquidation Audit Requirement Proposal will result in an amendment to Section 17.3 of the Limited Partnership Agreement. The amended Section 17.3 would read as follows:

17.3 Final report; Cancellation of Partnership. Within a reasonable time following the completion of the liquidation of the Partnership’s properties, the General Partner(s), or liquidator or liquidating trustee, as the case may be, shall render to the Partners a statement setting forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners as the sole remaining Partners of the Partnership or the liquidator or liquidating trustee, as the case may be, shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership.

[End of proposed amended Section 17.3.]

Section 17.3 currently requires that an audited statement setting forth the Partnership’s assets and liabilities as the date of the liquidation of the Partnership is to be provided to all Partners and Holders within a reasonable time following the completion of the liquidation of the Partnership’s properties. While it is not possible to estimate the fees that would be required to prepare such an audited statement, the Partnership believes such an expense would be unnecessary upon liquidation of the Partnership. The General Partner would continue to be required to furnish such a statement prepared in a manner it seems advisable and cost effective.

The Partnership believes that the General Partner and its affiliate will vote in favor of Proposal 3. See “SPECIAL FACTORS - Voting by General Partner and its Affiliate.”

The General Partner recommends a vote "FOR" Proposal 3.

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OTHER MATTERS

The General Partner does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Partners Meeting other than business pertaining to the matters set forth in this Notice of Partners Meeting and Proxy Statement. However, if other matters requiring the vote of the Partners properly come before the Partners Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies held by them in accordance with their best judgment on such matters.

VOTING PROCEDURES

The affirmative vote of a majority of the 548,771 Partner Units eligible to be cast at the Partners Meeting at which a quorum is present is necessary to adopt the Proposals and amend the Limited Partnership Agreement.

Partner Units that are represented by a proxy properly signed and received at or prior to the Partners Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated on the proxy. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, LIMITED PARTNER UNITS REPRESENTED BY THAT PROXY SHALL BE VOTED FOR THE PROPOSALS TO AMEND THE LIMITED PARTNERSHIP AGREEMENT.

Abstentions and proxies relating to "street name" Partner Units as to which authority to vote is withheld by a broker will have the effect of a vote cast against the Proposals to amend the Limited Partnership Agreement.

SOLICITATION OF PROXIES

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to Partners in connection with the solicitation of proxies will be borne by the Partnership. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the General Partner and the Partnership may solicit proxies by written communication, by telephone, facsimile, electronic mail or personal calls.

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Appendix A

Presentation to Grace Property Management, Inc.
Fairness of the cash payments for units of Reeves Telecom Limited Partnership not exchanged in reverse unit split

As of 12/31/2012

Presentation to Grace Property Management Inc., the General Partner of Reeves Telecom Limited Partnership

•	This material has been prepared by Lieberman LLP (“Lieberman”) to support our opinion as to the fairness of the terms of a proposed transaction. Our analyses contained in this presentation as well as any associated documents are confidential and are for the use of the Grace Property Management, Inc. the General Partner of Reeves Telecom Limited Partnership and its advisors only. Any publication of use of this material or associated analyses contained within this presentation without the express written consent of Lieberman is strictly prohibited.

•	Lieberman received and reviewed business and financial information of the Limited Partnership. We have not independently verified any such information obtained for the purpose of our analysis, having relied on such information to be complete and accurate in all material respects. Additionally, we have received an independent appraisal dated January 23, 2013 prepared by Hector R. Ingram, MAI of Ingram and Company, Inc. providing an opinion of value of the real property held by the Limited Partnership, its principal asset, as of December 31, 2012. We have relied on such appraisal in forming our opinion.

•	The conclusions we have reached are based on all the analyses and factors presented herein taken in aggregate, as well as the application of our own experience and judgment. Our only opinion is the formal written opinion we will express as to the fairness of the proposed transaction from a financial point of view. The opinion as well as its analyses relating to the opinion, and all conclusions drawn from these analyses, is based upon market, economic, and other conditions that exist and can be evaluated as of the date of the opinion.

A-1

Table of Contents

•	Executive Summary

•	Due Diligence Procedures

•	Valuation Approaches

–	Market Approach

•	Guideline Limited Partnership Method

•	Historical Price and Volume Analysis

•	Premium Study

–	Liquidation Approach – Present Value of Distributable Cash

•	Fair Value Summary

A-2

Executive Summary

•	Reeves Telecom Limited Partnership (“Reeves” or the “Limited Partnership”) is considering a reverse unit split to reduce the record number of holders of the Limited Partnership’s units to less than 500 (the “Transaction”).

•	The Limited Partnership will then undertake to terminate the registration of the Limited Partnership’s units owned by its limited partners (the “Limited Partners”) and record holders who are not Limited Partners (“Record Holders”) under the Securities and Exchange Act of 1934 and thus terminate the Limited Partnership’s responsibility to file periodic reports with the Securities and Exchange Commission.

•	As a result of the Transaction, (a) each holder of units in the Limited Partnership (“Holder”) owning less than 101 units before the Transaction will receive from the Limited Partnership $.81 in cash for each of such Holder’s pre-split units (the “Transaction Consideration”); and (b) each unit of the equity held by a Holder owning 101 or more units before the Transaction will continue to represent units of the Limited Partnership after completion of the Transaction in a ratio of one unit for each 101 units owned before the Transaction. If the number of units held by a Holder before the Transaction when divided by 101 yields a whole number and a fraction, such Holder will receive cash at the same Transaction Consideration of $.81 for each unit owned before the Transaction which is not exchanged as part of the Transaction. For example, if a Holder owns 150 units before the Transaction, such Holder will receive one new unit plus the right to $39.69 (49 x $.81).

•	The Limited Partnership’s business plan is to consummate a bulk sale of all the real property it owns in Boiling Springs Lakes, Brunswick County, North Carolina (the “Real Estate Assets”). The Limited Partnership is dependent on the bulk sale or other disposition of the Real Estate Assets by June 15, 2015 to have cash to operate beyond that date. The Limited Partnership may not be able to obtain debt or other financing to sustain operations beyond June 30, 2015 when, if no bulk sale or significant sales of separate lots occurs, the Limited Partnership is forecast to have exhausted all of its currently available funds. The Limited Partnership’s general partner, Grace Property Management Inc. (the “General Partner”), has asked Lieberman LLP (“Lieberman”) to provide a summary of the range of potential cash payment amounts per unit for the units held by the Limited Partners and Record Holders that are not to be exchanged as a result of the reverse unit split as of December 31, 2012 (the “Valuation Date”).

A-3

Due Diligence Procedures

•	In conducting its analysis, Lieberman has, among other things:

–	Analyzed the financial terms and conditions of the Transaction.

–	Analyzed publicly available financial information and other data with respect to Reeves including SEC Forms 10-K for the fiscal years ended December 31, 2009 to 2012 and other public filings.

–	Analyzed internal financial information and other data relating to the business and financial prospects and projections of Reeves for the calendar years 2013 and 2014 and the six months ended June 30, 2015.

–	Read a real estate appraisal report dated January 23, 2013 prepared by Hector R. Ingram and Company, Inc. reflecting a value as of December 31, 2012 determined based on a bulk sale to a single buyer of the Real Estate Assets at “fair value” and a six- to twelve-month marketing period (the “Appraisal”).

–	Analyzed economic and industry data as it relates to the Limited Partnership’s current financial statements and its projected financial statements.

–	Reviewed financial and operating information with respect to certain limited partnerships owning undeveloped land with ownership units trading in a secondary market, which we believe to be generally comparable to the business of the Limited Partnership.

–	Analyzed historical market prices and trading volume of units in Reeves for 2012.

–	Analyzed acquisition multiples and premiums paid in going-private transactions.

–	Reviewed the annual cost savings projected by management to be achieved through deregistration.

–	Conducted interviews with the General Partner to discuss the historic, current and future prospects of the Limited Partnership and contemplated courses of action.

–	Performed other studies and analyses and considered such other information, as we deemed necessary or appropriate.

•	All analyses lead to the conclusion that a Reeves’s unit has value to the extent of the Limited Partnership’s ability to consummate a bulk sale of the Real Estate Assets. The Limited Partnership is dependent on the bulk sale or other disposition of all of its assets by June 15, 2015, before its cash balance is reduced to zero. The Limited Partnership may have no ability to obtain debt or other financing to sustain operations beyond June 15, 2015 when, if no sale or sales occur, the Limited Partnership is forecast to have exhausted all of its funds based on forecast operating expenses consisting of real estate taxes, debt service on an assessment note payable, on-site personnel costs, administrative costs and the estimated cost of the purchase of units as a result of the Transaction.

A-4

Valuation Approaches

The valuation approaches relied on consists of the following:

•	Market Approaches

- Guideline Public Limited Partnership Method

- Historical Price and Volume Analysis

- Control Premium Study

•	Liquidation Approach – Present Value of Distributable Cash

A discounted cash flow approach was not used since the Limited Partnership does not anticipate the generation of any positive cash flow prior to a bulk sale of the Real Estate Assets.

Market Approaches

Guideline Public Limited Partnership Method

The Guideline Public Limited Partnership Method applies to the subject the reported level of discounts from net asset value at which minority, noncontrolling interests in non-publicly-traded real estate limited partnerships and real estate investment trusts (REITs) are being purchased in the limited partnership secondary market. The Limited Partnership is comparable to the limited partnerships and REITs traded on the limited partnership secondary markets as the units in Reeves are very thinly traded. There are significantly more transactions associated with units traded on the secondary markets reported for the entities used as comparables than there were transactions in units of the Limited Partnership. In other words, the Limited Partnership is less liquid than the guideline companies and accordingly bears a higher discount to net asset value than the comparable transactions selected. The application of this methodology to Reeve’s units errs on overvaluing the Limited Partner’s and Record Holder’s units.

We selected as comparables, guideline companies in the same industry as the Limited Partnership owning similar assets as the Limited Partnership, and like the Limited Partnership reporting low to no debt and no distributions to owners. For these guideline companies, Lieberman calculated discounts from net asset values based on reported prices and net asset values of the guideline companies selected and applied the median of such discounts to the net asset value of the Limited Partnership to arrive at the market value of a minority interest.

A-5

The following table shows the discounts to net asset values associated with the selected guideline companies’ reported values and prices during the year ended May 31, 2012:

Comparable Nondistributing Land Partnership Discounts

Year Ended May 31, 2012 Data

($)

	NAV	Price	Discount
Partnership Name	Per Unit	Per Unit	Amount	Percent
Inland Land Appreciation Fund I	408.00	140.00	(268.00)	66%
Inland Land Appreciation Fund II	306.00	132.00	(174.00)	57%
Racon Realty Fund IV	632.00	219.00	(413.00)	65%
Racon Realty Fund V	515.00	212.00	(303.00)	59%
Behringer Harvard Opportunity REIT I	4.12	2.22	(1.90)	46%
Average				59%
Median				59%

Source: Partnership Profiles, Inc 2000-2012

Reeves’s balance sheet at the Valuation Date consists of cash and the Real Estate Assets at market based on the Appraisal. Liabilities consist solely of the present value of a sewer assessment discussed later in this presentation. Prepayment, other assets and accounts payable as of the Valuation Date are negligible and, accordingly, are not included in the calculation. The following schedule presents the net asset value of Reeves at market on the Valuation Date and the application of the discount derived from the guideline companies to such net assets and the value per unit on a minority interest basis:

Discount Net Asset Value – Minority Interest

(Dollar and unit amounts in thousands)

Cash	$1,288.9
Land	2,010.0
Less: Sewer assessment at present value	(834.4)
Net asset value	$2,464.5
Value after discount as a % of NAV (1-59%)	41%
Discount value	$1,014.5
Units	1,811.1

Value per unit	$0.56

A-6

Historical Price and Volume Analysis

Lieberman considered the historical prices and volume for Reeves’s units for the period from January 1 to December 31, 2012 obtained from Yahoo Finance. Due to its very low trading volume, the historical and current market prices of Reeves may not reflect its fair value. However, trading price levels may be useful in providing an indication of the fair value of a unit of Reeves.

The following table reflects market activity for Reeves’ units in 2012. There has been no trading activity in the Limited Partnership’s units from September 5, 2012 through December 31, 2012:

Daily Market Price and Volume in 2012

Trade Date	Unit Volume	Price
9/4/2012	400	$0.60
8/21/20112	5,000	$0.50
8/10/2012	14,900	$0.17
4/9/2012	1,000	$0.51
3/6/2012	1,000	$0.45
2/15/2012	400	$0.42

Source: Yahoo Finance

The conclusion using this method is that the value of a unit of the Limited Partnership is $.60 based on the last trade on September 4, 2012. This value, similar to the Guideline Limited Partnership Method result, represents a minority interest. The several months that has passed since the last transaction of $.60 diminishes its relevance to valuing a Limited Partnership unit on December 31, 2012. In addition, the motivation of the buyer is unknown and does not necessarily reflect the price that would be transacted were there an active market for the Limited Partnership’s units. On December 31, 2012, the bid and asked prices are $.15 and $2.15, respectively and are not deemed to be relevant to the fair value of a as of the Valuation Date as neither price bears any relationship to the fair value of the Limited Partnership’s net assets based on the Appraisal.

Premium Study

The Limited Partnership units represent noncontrolling interests. The fair value as used to describe the amounts to be paid for units to be purchased as a result of the Transaction should reflect the value of a control interest based on South Carolina court decisions and the generally accepted valuation standard for the determination of fair value. Accordingly, a control premium is required to be applied to the minority interest unit values derived from the Guideline Public Limited Partnership Method and the last trading price for the Limited Partnership’s units described in the Historical Price and Volume Analysis.

In the 2012 Factset published by Mergerstat Review premiums paid by acquirers of public companies over the last traded prices of such companies’ shares prior to the announcement of the purchase is reported. The premiums are classified as control premiums. Often an acquirer is willing to pay an amount that is greater than the minority market price of the target’s shares as the acquisition provides synergies with existing businesses of the acquirer so that the premium is worth the cost to get control of the target company. Similarly, 2012 Factset also reports premiums paid to acquire shares in going-private transactions. The General Partner has indicated that the advantage to going private for the Limited Partnership is solely the reduction in costs associated with Securities and Exchange Commission filing expenditures that will be eliminated. A premium is also warranted based on case history denying minority interest discounts in South Carolina for payments to owners for their interests. We used data provided in the 2012 Factset to determine a fair going-private premium to be applied to minority interest values of the Limited Partnership units to arrive at the fair value of the units. Our procedures were as follows:

A-7

•	Using 2012 Factset data we identified 650 "going private" transactions occurring in the years 2007 to 2011. We analyzed the acquisition price as a premium to the closing share price on the day prior to the announcement of the transactions. This analysis indicated that the percentage premium paid in these transactions ranged from an annual median high of 37.3% to a median low of 22.2% with a median percentage premium over all years of 32.88%.

•	Application of a going private premium to the minority interest value produced using the Guideline Public Limited Partnership Method of $.56 and the Limited Partnership’s last unit trade of $.60 yields values of $.74 per unit and $.80 per unit, respectively. However, the application of a premium may not be warranted due to the illiquidity of the Limited Partnership, a lackluster market for the Real Estate Assets, the lack of financing available to support sales of the Limited Partnership’s Real Estate Assets on a piecemeal basis, the dwindling cash available to sustain cash outlays for Limited Partnership expenses with the sources of income limited to a sale or sales of the Real Estate Assets in accordance with the Limited Partnership’s business plan.

Liquidation Approach – Present Value of Distributable Cash

The Liquidation Approach converts an explicit projection of ending cash to be realized on sale or other disposition of Limited Partnership assets net of expenses to present value using a discount rate based on risks associated with achieving the ending cash available for distribution to Limited Partners and Record Holders. As discussed above, the Limited Partnership’s exit strategy is a sale or other distribution of all of the assets it owns and distribution of the cash proceeds from such sale or sales or other disposition net of liabilities and liquidation costs. A Limited Partner and Record Holder would anticipate receiving a distribution equal to the sales value of Limited Partnership property plus any cash remaining from prior periods less costs and expenses incurred in connection with ownership of the Real Estate Assets, costs associated with the Transaction and purchase of units not exchanged, costs to wind up and liquidate the Limited Partnership and the Limited Partner’s or Record Holder’s income tax obligation associated with liquidation of an interest in the Limited Partnership.

Lieberman used financial projections provided by the General Partner based on the aforementioned hypothetical bulk sale of the Real Estate Assets. Based on the analysis, the Limited Partnership will exhaust all of its cash by June 15, 2015 unless partial sales or a bulk sale of the Real Estate Assets is previously consummated.

A-8

The following assumptions underlie the projections of terminal or liquidation value:

-	Revenue: Revenue is projected to consist of proceeds from the bulk sale of the Real Estate Assets for its appraised value as contemplated in the Appraisal. The Appraisal reports value for the Real Estate Assets of $2.010 million, at “fair value” as defined in the Appraisal, including parcels zoned for commercial use as of December 31, 2012. The Appraisal includes an analysis and discussion of the local and national economic environment as it relates to selling the Real Estate Assets. The Appraisal notes that “Demand and sales volume in the recent past and for the near term future are significantly down” because, as detailed in the Appraisal, of the general downturn in residential sales and issues related specifically to the Real Estate Assets. (See the Appraisal for Hector Ingram’s detailed analysis.)

-	The commercial land owned by the Limited Partnership is scheduled to be assessed by Brunswick County, North Carolina (the “County”) for taxes associated with a planned sewer system. Under the terms of payment outlined in the County’s website, the assessment can either be paid at the completion of the sewer system projected by them to be in the fourth quarter of 2013 or paid over the subsequent ten year period. Interest at the rate of 2.84% will be charged on any unpaid balance. The projected sale proceeds from the land sale include the sale of the commercial parcels net of the value of the liability to the County for the sewer assessment. The projected proceeds from land sales estimated at $2.010 million are accordingly reduced by the anticipated outstanding sewer assessment of $1.043 million as of December 31, 2013. It is assumed that payment will be due on January 1, 2014. The Appraisal assumes that it will take six to twelve months to sell the Real Estate Assets. Based on the Appraisal the General Partner anticipates that the bulk sale of the Real Estate Assets will close by December 31, 2013

-	Cash Outflows: The General Partner estimates the costs the Limited Partnership will incur to operate the Limited Partnership for year 2013, net of the anticipated savings from going private consisting of costs associated with Securities and Exchange Commission filings will amount to $388,000. The cost of the Transaction is anticipated to total $20,000 to be expended in 2013 and is included in that year’s expenditure. The cost of the purchase of units not exchanged in the reverse unit split is anticipated at $55,600 in 2013. An allowance for costs to wind up the Limited Partnership is provided based on the General Partner’s estimate of $50,000 to be expended upon liquidation.

-	Income taxes: As the Limited Partnership projects pre-tax losses during the projection period no income taxes are included in the projection. A sale of the Real Estate Assets at its appraised value shown in the Appraisal would cause a capital gain to be allocated to Limited Partners and Record Holders. The tax costs associated with these capital gains are not taken into account since the General Partner has no knowledge as to the Limited Partners or Record Holder’s tax circumstances. Owners may be individuals or entities subject to the tax or non taxable entities. The potential tax effect has not been applied to effect value.

-	Capitalization rate: A discount rate is applied to the available cash balance to be derived from the bulk sale of the Real Estate Assets plus any remaining cash from prior periods at the liquidation date. The discount rate is based on 2012 Rate of Return Study of Publicly-Held Real Estate Limited Partnerships and Real Estate Investment Trusts prepared by Partnership Profiles, Inc. The return on equity reported for nondistributing limited partnerships with no to low debt corresponding to the Limited Partnership’s status is 19.8% for 2011. There are significant risks associated with the Limited Partnership’s ability to sell the Real Estate Assets at the appraised value before June 30, 2015, when it is projected to have exhausted all of its cash. Accordingly, the cost of capital although associated with regularly traded minority interests is deemed to apply to a control interest in the Limited Partnership as a conservative estimate. In other words, the cost of capital of the control interest being valued is understated at 19.8%. No control premium is warranted.

-	Present value of projected cash balance: The present value of the projected cash balance available for distribution to partners is calculated as of the Valuation Date utilizing the above described discount rate of 19.8%. The present value as of the Valuation Date of the Limited Partnership assets assuming they are converted to cash is $1.465 million assuming the Real Estate Assets are sold by December 31, 2013 or $.81 per unit.

A-9

The following schedule shows the per unit value assuming a bulk sale of the Real Estate Assets at the end of 2013:

Reeves Telecom Limited Partnership

Value of a Unit/Share - Liquidation Approach

 Liquidation Date December 31, 2013

December 31, 2012

 ($000)

Cash at December 31, 2012	1,288.9
Less: Cash Expenditures (a)
Operating expenditures 2013	388.0
Purchase of units not exchanged	55.6
Wind up costs	50.0

Total Cash Expenditures	493.6

Net Cash December 31, 2013 Before Sale of Real Estate Assets	795.3

Fair Value of Property (b)	2,010.0
Less: Liability to Brunswick County, North Carolina (a)	1,043.0

Fair Market Value of Property	967.0

Nominal Net Asset Value	1,762.3

Present Value Factor (c)	0.835

Net Asset Value at Present Value	1,471.04

Number of Units	1,811.06

Value Per Unit	0.81

Notes: (a) Estimates of the General Partner. (b) Based on real estate appraisal dated January 23, 2013 prepared by Ingram and Company, Inc. as of December 31, 2012. (c) Partnership Profiles Return on Equity Study, 2012

A-10

Fair Value Summary

Under the valuation approaches employed, Reeves has a fair value of no more than $0.81 per unit on December 31, 2012. The following table summarizes the valuation results using the various approaches described above:

Market Approaches
Guidelines Limited Partnership Method		$0.56
Plus: Premium	32.88%	0.18
Total		$0.74

Last traded Market price of Reeves Units		$0.60
Plus: Premium	32.88%	0.20
Total		$0.80

Liquidation Approach – Present Value of Distributable Cash
Liquidation occurs on December 31, 2013		$0.81

A-11

Appendix B

LIEBERMAN LLP

575 Madison Avenue, 10th Fl. / New York, NY 10022

Tel 212 937 8425 / Fax 607 326 7621 / www.liebermanllp.com

February 19, 2013

Mr. Peter Metz

President

Grace Property Management Inc.

General Partner

Reeves Telecom Limited Partnership

Glen Head, NY

Re: Fairness Opinion

Dear Mr. Metz:

We understand that Reeves Telecom Limited Partnership (“Reeves” or the “Limited Partnership”), a South Carolina limited partnership, intends to effect a 101 for 1 reverse unit split (the “Transaction”). Following the reverse unit split, the Limited Partnership would expect to take action to deregister its equity interests under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Transaction, (a) each holder of units in the Limited Partnership (“Limited Partner”) owning less than 101 units before the Transaction will receive from the Limited Partnership $.81 in cash for each of such Limited Partner’s pre-split units (the “Transaction Consideration”); and (b) each unit of the equity held by a holder owning 101 or more units before the Transaction will continue to represent units of the Limited Partnership after completion of the Transaction in a ratio of one unit for each 101 units owned before the Transaction. If the number of units held by a unit holder before the Transaction when divided by 101 yields a whole number and a fraction, such unit holder will receive cash at the same Transaction Consideration of $.81 for each unit owned before the Transaction which is not exchanged as part of the Transaction. For example, if a unit holder owns 150 units before the Transaction, such unit holder will receive one new unit plus the right to $39.69 (49 x $.81).

Lieberman LLP has been engaged by Grace Property Management Inc., the general partner of the Limited Partnership (the “General Partner”), to render an opinion (whether or not favorable) to the General Partner as to whether, from a financial point of view, the Transaction is fair to the unaffiliated holders of units of the Limited Partnership whose units would be not be exchanged for new units as part of the Transaction (the “Opinion”).

DUE DILIGENCE PROCEDURES

In conducting our analysis, for the purpose of rendering our Opinion, we have, among other things:

–	Analyzed the financial terms and conditions of the Transaction.

B-1

–	Analyzed publicly available information and other data with respect to Reeves including SEC Forms 10-K for the fiscal years ended December 31, 2009 to 2012 and other public filings.

–	Analyzed internal financial information and other data relating to the business and financial prospects and projections of Reeves for the calendar years 2013 and 2014 and the six months ended June 30, 2015.

–	Read a real estate appraisal report dated January 23, 2013 prepared by Hector R. Ingram, MAI of Ingram and Company, Inc. as of December 31, 2012 reflecting a value determined based on a bulk sale to a single buyer of the Real Estate Assets at “fair value” and a twelve month marketing period.

–	Analyzed economic and industry data as it relates to the Limited Partnership’s current financial statements and its projected financial statements.

–	Reviewed financial and operating information with respect to certain limited partnerships owning undeveloped land with ownership units trading in a secondary market, which we believe to be generally comparable to the business of the Limited Partnership.

–	Analyzed historical market prices and trading volume of units in Reeves for 2012.

–	Analyzed acquisition multiples and premiums paid in going-private transactions.

–	Reviewed the annual cost savings projected by management to be achieved through deregistration.

–	Conducted interviews with the General Partner to discuss the historic, current and future prospects of the Limited Partnership and contemplated courses of action.

–	Performed other studies and analyses and considered such other information, as we deemed necessary or appropriate.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy, completeness and reasonableness of such information for purposes of rendering our Opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Limited Partnership. We have been furnished with an appraisal report dated January 23, 2013 prepared by Hector R. Ingram, MAI, of Ingram and Company, Inc. with respect to the value of the real property owned by the Limited Partnership in Boiling Spring Lakes, Brunswick County, North Carolina (the “Property”). We have further relied upon the assurances and representation from the General Partner that they are unaware of any facts that would make the information provided to us for the purposes of our Opinion to be incomplete or misleading. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information.

B-2

We have not conducted a physical inspection of the properties or facilities of Reeves or made any independent valuation or appraisal of the assets or liabilities of Reeves, nor have we been furnished with any such valuations or appraisals other than the aforementioned appraisal of the Limited Partnership’s Property. Further, our analysis addresses the liquidation value of the Limited Partnership since the highest value the Limited Partnership can expect to achieve is through liquidation of its assets and payment of its liabilities. The Limited Partnership’s only source of revenue is through the sale of its Property. Our Opinion is necessarily based upon economic, market and other conditions as they existed and could be evaluated, and the information made available to us, as of the date of this Opinion. We disclaim any obligation to advise the General Partner or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

We have assumed, with the consent of the General Partner, that the Transaction will be consummated in accordance with the terms described to us and as generally set forth in the preliminary proxy statement filed by Reeves pursuant to the Exchange Act on the date hereof, without any further amendments thereto, and without material changes to any of the terms of the Transaction or, in the alternative, that any such amendments, revisions or changes thereto will not be detrimental to any holder of the units of Reeves.

To the extent applicable for a transaction of this kind, we have assumed that the Transaction will be consummated in a manner that complies in all material respects with the applicable provisions of the Exchange Act and all other applicable federal and state statues, rules and regulations.

We have not been requested to opine as to, and our Opinion does not in any manner address, the underlying business decision of the Limited Partnership to proceed with or effect the Transaction.

This Opinion is for the use and benefit of the General Partner of the Limited Partnership in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any holder of units of the Limited Partnership. Our Opinion is not meant to and does not express any opinion as to the value of Reeves for other purposes, such as a sale or merger of the Limited Partnership.

Information that formed a substantial basis for our Opinion supplied by Reeves is as follows:

•	Financial terms and conditions of the Transaction

•	Financial projections for 2013, 2014 and the six months ending June 30, 2015

•	Historic, current and future business and financial conditions and prospects of the Limited Partnership

Each of the analyses conducted by us was carried out to provide a particular perspective of the Transaction. We did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Transaction to the unaffiliated holders of units. We did not place any specific reliance or weight on any individual analysis, but instead, concluded that the analyses, taken as a whole, supports our conclusion and Opinion. Accordingly, we believe that our analyses must be considered in their entirety and that selecting portions of our analyses or the factors we considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by us in connection with the preparation of the Opinion.

B-3

Our Opinion does not constitute a recommendation to proceed with the Transaction. This Opinion relates solely to the question of the fairness to unaffiliated holders of units. We are expressing no opinion as to the income tax consequences of the Transaction to the unaffiliated holders of units.

We have not and will not receive any compensation that is contingent upon the successful completion of the Transaction.

No material relationship has existed in the past two years, or is contemplated to exist in the future, between Reeves and us.

We presented to the General Partner valuations of Reeves reflecting asset and market approaches. An income approach is not applicable since the Limited Partnership’s only potential source of revenue is from the sale of the Property.

We are an American Institute of Certified Public Accountants member and, as part of our audit, accounting and valuation services, are regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analysis, stock buybacks, and valuations for corporate and other purposes. We have had no prior investment banking relationships with the Limited Partnership. We have received a non-contingent fee from Reeves relating to our services in providing the Opinion. In an engagement letter dated November 30, 2012 Reeves has agreed to indemnify us with respect to our services relating to the Opinion, subject to certain exclusions i.e., willful misconduct and gross negligence.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction Consideration to be received by the unaffiliated holders of units of the Limited Partnership whose units would not be exchanged for new units as part of the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Lieberman LLP

Lieberman LLP

B-4

Exhibit C

REEVES TELECOM LIMITED PARTNERSHIP

December 31, 2012 and 2011

Financial Statements

And

Supplementary Information

With

Report of Independent Registered Public Accounting Firm

Table of Contents

Page

Financial Statements

Report of Independent Registered Public Accounting Firm	C-1

Balance Sheets	C-2

Statements of Operations	C-3

Statements of Changes in Partners’ Capital	C-4

Statements of Cash Flows	C-5

Notes to Financial Statements	C-6 – C-13

Supplementary Information

Independent Registered Public Accounting Firm Report on Supplementary Information	C-14

Valuation and Qualifying Accounts	C-15

Real Estate and Accumulated Depreciation	C-16

Reconciliation of Gross and Net Book Value	C-17

Report of Independent Registered Public Accounting Firm

Partners

Reeves Telecom Limited Partnership

Glen Head, New York

We have audited the accompanying balance sheets of Reeves Telecom Limited Partnership as of December 31, 2012 and 2011, and the related statements of operations, changes in partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2012. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reeves Telecom Limited Partnership as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

Little Rock, Arkansas	/s/ Frost PLLC
February 19, 2013

C-1

REEVES TELECOM LIMITED PARTNERSHIP

Balance Sheets

December 31, 2012 and 2011

	2012	2011

Assets

Cash and cash equivalents	$1,288,909	$1,935,978
Prepayments	4,975	-
Properties held for sale and property and equipment
Properties held for sale	295,441	391,197
Property and equipment, net	224,393	227,939
Other assets	3,350	3,350
Total assets	$1,817,068	$2,558,464

Liabilities and Partners' Capital

Current liabilities
Accounts payable and accrued expenses	$3,033	$201,908
Accrued expenses - affiliates	-	44,800
Total current liabilities	3,033	246,708

Commitments and contingencies

Partners' capital	1,814,035	2,311,756
Total liabilities and partners' capital	$1,817,068	$2,558,464

The accompanying notes are an integral part of these financial statements.

C-2

REEVES TELECOM LIMITED PARTNERSHIP

Statements of Operations

For the Years Ended December 31, 2012, 2011, and 2010

	2012	2011	2010
Revenues
Property sales	$12,817	$66,678	$-
Interest income	689	4,516	14,923
Other income	7,769	1,583	2,673
Total revenues	21,275	72,777	17,596

Operating expenses
Direct costs of property sold	517	2,752	-
Selling, general and administrative expenses	514,933	509,344	496,966
Depreciation	3,546	3,550	3,779
Total operating expenses	518,996	515,646	500,745

Net loss	(497,721)	(442,869)	(483,149)

Net loss per partnership unit	$(0.27)	$(0.24)	$(0.27)
Weighted average partnership units issued and outstanding	1,811,062	1,811,062	1,811,262

The accompanying notes are an integral part of these financial statements.

C-3

REEVES TELECOM LIMITED PARTNERSHIP

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2012, 2011 and 2010

Balance - January 1, 2010	$3,237,774

Net loss	(483,149)

Balance - December 31, 2010	2,754,625

Net loss	(442,869)

Balance - December 31, 2011	2,311,756

Net loss	(497,721)

Balance - December 31, 2012	$1,814,035

The accompanying notes are an integral part of these financial statements.

C-4

REEVES TELECOM LIMITED PARTNERSHIP

Statements of Cash Flows

For the Years Ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Cash flows from operating activities
Net loss	$(497,721)	$(442,869)	$(483,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,546	3,550	3,779
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(4,975)	10,124	(9,143)
Property held for sale, net	95,756	2,751	-
Other assets	0	(3,350)	-
Accounts payable and accrued expenses	(198,875)	20,766	(17,352)
Accrued expenses - affiliates	(44,800)	50	-
Net cash used by operating activities	(647,069)	(408,978)	(505,865)

Cash flows from investing activities
Purchase of land improvements and equipment	-	-	(1,096)
Purchase of certificates of deposit	-	(490,000)	(3,091,000)
Proceeds upon maturity of certificates of deposit	-	2,376,000	2,405,000
Net cash provided (used) by investing activities	-	1,886,000	(687,096)

Net increase (decrease) in cash and cash equivalents	(647,069)	1,477,022	(1,192,961)

Cash and cash equivalents - beginning of period	1,935,978	458,956	1,651,917

Cash and cash equivalents - end of period	$1,288,909	$1,935,978	$458,956

The accompanying notes are an integral part of these financial statements.

C-5

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

1.     Nature of Operations

On May 17, 1979, the stockholders of Reeves Telecom Corporation (the “Corporation”) approved a plan of liquidation (the “Plan”) for the Corporation and its subsidiaries. The Plan, which was determined by the Internal Revenue Service to qualify as a Section 337 liquidation, authorized the Corporation’s Board of Directors to sell the Corporation’s assets and distribute any remaining unsold assets to its stockholders and/or a liquidation trust. On May 8, 1980, stockholders at a special meeting approved an amendment to the Plan whereby assets not sold within one year of the date the Plan was approved could be transferred, at the discretion of the Board of Directors, from the Corporation to a South Carolina limited partnership which would undertake to sell the remaining assets on behalf of the stockholders. On May 15, 1980, the Corporation was liquidated and all of its unsold assets and liabilities were transferred to Reeves Telecom Associates, a South Carolina limited partnership (the “Partnership”). Stockholders of the Corporation received one partnership unit in exchange for each share of common stock. The offering of the units was registered under the Securities Act of 1933. In January 1987, pursuant to a change in South Carolina law, the Partnership’s legal name was changed from Reeves Telecom Associates to Reeves Telecom Limited Partnership. From the liquidation of the remaining assets, the Partnership may acquire additional properties or make distributions to the partners. The Partnership currently has no intent to acquire additional properties but is not precluded from doing so.

Pursuant to the Plan, the Corporation sold all of its broadcasting assets and substantially all of the land held for development and sale at one of its two land development locations and distributed to its stockholders cash of $0.90 per share on February 29, 1980 and $2.30 per share on May 14, 1980.

The remaining assets of the Partnership are primarily land held for sale and cash. The cash was generated from real estate sales including the sale of a golf club during the first quarter of 2001.

While the Partnership intends to continue to sell lots in the normal course of business the Partnership has also begun to effect a bulk sale. While no assurances can be given, the Partnership believes the carrying value of the remaining lots is less than their net realizable value if the lots are sold in the normal course. Should the Partnership effect a bulk sale and/or abandonment, the net amount realized could be less than the carrying value.

The Partnership’s Managing General Partner is Grace Property Management, Inc.

2.    Summary of Significant Accounting Policies

a.	Basis of accounting – The accompanying financial statements have been prepared using the accrual basis of accounting.

b.	Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C-6

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

2.	Summary of Significant Accounting Policies (cont.)

c.	Property sales – Property sales represent individual building lots and other undeveloped land sold for cash and the gross sales price of residential houses built or acquired by the Partnership for resale. The revenue from these sales is recognized at the closing date unless a deferral is required pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-20, “Real Estate Sales.” Land cost included in direct costs of property sold represents the proportionate amount of the total initial project costs, after recorded valuation allowances, based on the sales value of the lot to the total estimated project sales value plus the value per lot of any capital improvements made subsequent to the initial project costs.

d.	Properties held for sale and property and equipment – Property and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is calculated on the straight-line basis over the estimated useful lives of 8 to 40 years for buildings and 5 to 20 years for equipment and land improvements.

Properties held for sale generally represent undeveloped lots for which depreciation expense is not recorded. The Partnership assesses the realizability of the carrying value of its properties held for sale and related buildings and equipment whenever triggering events or changes in circumstance indicate that impairment may have occurred in accordance with the provisions of ASC 360-10, “Property, Plant and Equipment.” The Partnership’s assets have been written down, from time to time, to reflect their fair values based upon appraisals.

e.	Significant concentrations of credit risk – From time to time during 2011, the Partnership maintained cash balances in excess of Federal Deposit Insurance Corporation (“FDIC”) insured amounts. In 2012, the Partnership did not maintain cash balances in excess of FDIC insured amounts. In the event the bank where the Partnership maintains its accounts becomes insolvent, the Partnership may lose some or all of the excess, if any, over FDIC insured amounts.

At December 31, 2012, the Partnership maintained cash and investments in money market mutual funds totaling $250,313 at its broker-dealer, less than the $500,000 limit on Securities Investor Protection Corporation (“SIPC”) insured amounts. In the event the broker-dealer where the Partnership maintains its accounts becomes insolvent or amounts in the Partnership’s account are lost or go missing due to fraud or otherwise, the Partnership may lose some or all of the excess, if any, over SIPC insured amounts.

f.	Cash and cash equivalents – For purposes of the statements of cash flows, the Partnership considers cash as cash on hand, cash deposited in financial institutions, money market accounts and U.S. Treasury securities with maturities of less than 91 days at the date of purchase. Cash equivalents are stated at cost, which approximates market value.

C-7

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

2.     Summary of Significant Accounting Policies (cont.)

g.	Impairment of long-lived assets – The Partnership’s long-lived assets, primarily real estate held for sale, are carried at cost unless circumstances indicate the carrying value of the assets may not be recoverable. The Partnership obtains an appraisal periodically (typically, every two years) for the Boiling Spring Lakes property and evaluates the carrying value of the property based on such appraisal. The Partnership obtained an appraisal as of December 31, 2012, which did not indicate any impairment should be recognized. The Partnership applies a valuation allowance to land if such land is unsuitable for the installation of an individual septic system as determined by testing conducted by the local health department or, in the absence of such testing, as determined by the Partnership based upon topography. Land the Partnership believes to be suitable for the installation of an individual septic system based upon topography may, by subsequent testing, be determined to be unsuitable. More typically, land the Partnership believes to be unsuitable for a septic system based upon topography may, by subsequent testing, be determined to be suitable. The valuation allowance is allocated among the land held for sale only following each periodic appraisal, while the determination of a particular lot or parcel of land as being suitable or unsuitable for a septic system may be made at any time prior to the sale of such land. Since the direct cost of land sold is net of the applicable valuation allowance, the direct cost of a lot or parcel of land the Partnership believes to be suitable for a septic system that, on the basis of testing, is subsequently determined to be unsuitable may, therefore, exceed the sales price of such land, in which case the Partnership would realize a loss on the sale of such land. To the best of management’s knowledge, the Partnership has never realized such a loss, and if such a loss or losses were to occur, management believes the aggregate amount of such losses would not materially affect the Partnership’s financial condition or results from operations.

h.	Advertising costs – Advertising costs of $4,047, $7,359 and $7,783 were expensed as incurred during the years ended December 31, 2012, 2011 and 2010, respectively.

i.	Recent accounting pronouncements – In May 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” ASU 2011-04 amends ASC 820, “Fair Value Measurements and Disclosures,” providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements. The amendments in ASU 2011-04 are to be applied prospectively. The amendments were effective for annual periods beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material effect on the Partnership’s financial statements.

All other new and recently issued, but not yet effective, accounting pronouncements have been deemed to be not relevant to the Partnership and therefore are not expected to have any impact once adopted.

3.     Properties Held for Sale and Property and Equipment

The Partnership obtained an independent appraisal report dated January 23, 2013 valuing the properties held for sale at December 31, 2012. Based upon this appraisal, management determined that no additional valuation allowances were required. Management believes the properties held for sale are not reported in excess of their fair values at December 31, 2012.

C-8

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

3.     Properties Held for Sale and Property and Equipment (cont.)

A summary of properties held for sale and property and equipment at December 31, 2012 and 2011 is as follows:

	2012	2011
Properties held for sale
Boiling Spring Lakes land held for sale	$829,829	$926,440
Less valuation allowance	(534,388)	(535,243)
Total properties held for sale	295,441	391,197

Property and equipment
Land and land improvement	248,738	248,738
Buildings	58,301	58,301
Equipment	11,045	11,045
	318,084	318,084
Less accumulated depreciation	(93,691)	(90,145)
Total property and equipment, net	224,393	227,939

Total properties held for sale and property and equipment, net	$519,834	$619,136

4.     Investments

There were no investments held as of December 31, 2012.

5.     Accrued Expenses – Affiliates

A summary of accrued expenses owed to affiliates at December 31, 2012 and 2011 is as follows:

	2012	2011
General Partner’s fees	$0	$40,000
Rent	0	4,800

	$0	$44,800

General Partner’s fees represent amounts owed to the General Partner. Rent represents amounts owed to certain affiliates of the General Partner. From time to time, the General Partner and its affiliates charge the Partnership interest on amounts owed to them. See Note 6 for additional information regarding related party transactions.

C-9

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

6.     Related Party Transactions

The General Partner and its affiliates charged the Partnership for services and office space for the years ended December 31, 2012, 2011 and 2010 as follows:

	2012	2011	2010
General Partner’s fees	$160,000	$160,000	$160,000
Rent for office space	19,000	19,000	19,000
Reimbursement of other expenses	12,337	1,787	-

	$191,337	$180,787	$179,000

Fees charged by the general partner are determined on an annual basis and represent services provided by the general partner for management, financial statement preparation and Securities and Exchange Commission filings throughout the year.

7.     Income Taxes

No provision has been made for federal income taxes since income or loss is includable in the partners’ returns as they report to tax authorities in their respective capacities as partners. There were no state income taxes paid in 2012 or 2011.

The Partnership is no longer subject to U.S. federal and state tax examinations by tax authorities for years before 2009. The Partnership’s federal and state tax returns are not currently under examination. The Partnership recognizes interest and penalties related to unrecognized tax benefits in income tax expense. During the years ended December 31, 2012 and 2011, the Partnership did not recognize any interest or penalties. The Partnership did not have any interest or penalties accrued at December 31, 2012 or 2011.

8.     Commitments and Contingencies

Dam Repairs

The Partnership is responsible for the maintenance and repair of an earthen dam designed to retain water in one of the lakes. The dam was breeched in 1996 and the Partnership has spent approximately $185,000 in repairs since 2001. The Partnership intends to deed the dam to the City of Boiling Spring Lakes, but the city has required additional repairs before accepting ownership. The Partnership believes that damage to the dam, such as could occur during a hurricane or a flood, before the transfer of title could result in significant additional repair costs.

C-10

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

8.     Commitments and Contingencies (cont.)

Commitment for Municipal Water and Sewer Services

Most of the land owned by the Partnership lacks municipal water and sewer service. The City of Boiling Spring Lakes, North Carolina (the “City”), began to phase in municipal water service to certain portions of the development in 2004. A significant portion of the costs of water distribution and sewer lines to land owned by the Partnership must be borne by the Partnership or by subsequent purchasers of the land. In January 2011, the City completed an expansion of the municipal water system that began in 2009. The cost of the expansion was borne by owners of land directly passed by the new water mains by the payment of an assessment of $500 per lot plus a tap fee of $860 per lot containing a dwelling. The Partnership’s total assessment was determined to be $49,500 based upon a formula that allows adjoining lots to be aggregated into a group and counted as one lot for assessment purposes. Should the Partnership sell some, but not all, of the lots that were aggregated into a group, an additional assessment may have to be paid by the Partnership with respect to such lots at the time the sale of such lots is closed. The Partnership capitalized $49,500 of assessments in 2009 by increasing the cost basis of land affected. In 2012, the Partnership received refunds of assessments previously paid to the City. The Partnership decreased the cost basis of land affected.

In September 2012, Brunswick County, North Carolina (the “County”) began installation of sewer lines along all of State Road 87 that lies within the City, with a total preliminary cost estimate of approximately $3.0 million. The County has not determined the manner in which it will assess the cost of the sewer lines to the property owners, including but not limited to the Partnership, who will benefit from the sewer lines. Nevertheless, the Partnership has estimated that the future assessment most likely will be $1,040,338. The Partnership believes that the sewer lines should be completed by the end of 2013, though there can be no assurance that construction will be completed as or when planned, that the actual cost will not differ significantly from what is currently contemplated, or that assessments of the property owners, including but not limited to the Partnership, whose land will stand to benefit from the sewer lines will not differ significantly from current estimates. The County has stated that any assessment may be paid in full at a 5% discount or paid over 10 years at an interest rate of 2.84%. The Partnership believes that it will choose to pay any assessment over the 10-year period. The Partnership expects to capitalize any such assessment paid by increasing the cost basis of the land held for sale. If the Partnership were to sell any land intended to benefit from sewer lines prior to the Partnership being assessed or prior to having paid any portion of an assessment, of which there can be no assurance, the selling price of that land would likely be reduced by the anticipated amount of such assessment or the amount of the assessment remaining to be paid.

Environmental Matters

The Partnership is subject to various federal, state and local laws, ordinances and regulations regarding environmental matters. The Partnership may be required to investigate and clean up hazardous or toxic substances or petroleum product releases on land currently or formerly owned by it, and may be liable to a governmental entity or to third parties for property damage and the cost of investigation, removal and decontamination incurred by such parties. The penalty may be imposed whether or not the Partnership was aware, or responsible for, the hazardous or toxic substances, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, removal and decontamination of substances could be substantial. If such substances are found on land currently owned by the Partnership, or there is a failure to properly remove or decontaminate the area, the property could be difficult to sell, rent or develop. Some environmental laws create a lien on contaminated site in favor of the government for damages and cost it incurs in connection with such contamination. The Partnership may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. As of the date of this report, the Partnership is not aware of any environmental matters that would have a material effect on the financial statements and, accordingly, the Partnership has accrued no liabilities in these financial statements. However, it is at least reasonably possible that such matters may exist at the date of this report, and the effect on the Partnership and these financial statements could be substantial.

C-11

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

8.     Commitments and Contingencies (cont.)

Endangered/Protected Species

Portions of Boiling Spring Lakes and surrounding area are known as or believed to be the habitat of various species of flora and fauna which have been identified as endangered or protected species. Development of the Partnership’s land is subject to various laws and regulations intended to limit disturbance of endangered and protected species.

The Red-cockaded Woodpecker is one endangered species known to inhabit portions of Boiling Spring Lakes. During 2006, the U.S. Fish and Wildlife Service undertook certain initiatives to preserve the habitat of the endangered woodpecker, and for a portion of 2006, the City of Boiling Spring Lakes temporarily ceased issuing building permits altogether for land in the proximity of a known or suspected nesting site. The Partnership believes that not more than approximately 200 acres, or approximately 24%, of the Partnership’s land may be affected by restrictions relating to the Red-cockaded Woodpecker, although the amount of land affected could increase under certain circumstances. Management believes that the Partnership’s land sales will continue to be reduced compared to past years until the City of Boiling Spring Lakes has developed a conservation plan to protect the habitat of the Red-Cockaded Woodpecker or until other means of addressing the concerns of the U.S. Fish and Wildlife Service can be implemented

The Partnership has not made any representations or warranties to buyers of land as to the Red-cockaded Woodpecker or to protected or endangered species generally. Nevertheless, it is reasonably possible that one or more such buyers may seek compensation from the Partnership or seek rescission of their purchase of land from the Partnership, owing to the presence of protected or endangered species on or near the land or to restrictions on issuing building permits designed to preserve the habitat of protected or endangered species, preventing such buyer from utilizing the land in the matter intended. If any litigation is instituted seeking compensation or rescission due to endangered and protected species, the Partnership believes that it would prevail on the merits. As of the date of this report, there is no pending litigation, and the Partnership is not aware of any potential claims or actions relating to these matters. The Partnership has made no provision in the financial statements related to this contingent liability

C-12

REEVES TELECOM LIMITED PARTNERSHIP

Notes to Financial Statements

8.     Commitments and Contingencies (cont.)

Water Level of Lakes

The Partnership believes the lakes within the City of Boiling Spring Lakes are recreational and scenic attractions to potential buyers of land from the Partnership. The Partnership’s ability to sell land at its asking prices would be adversely affected if the water level in the lakes was substantially below normal for any length of time. Due to drought or near-drought conditions for much of 2007, nearly all the lakes within the City had a water level substantially below normal. These conditions resulted in a lowering of the water level, and sinkholes developed in the bed of Boiling Spring Lake, the largest lake in the community. Remedial measures taken by the city solved the issue of the sinkholes; however, the lack of normal rainfall prevented the lakes, including Boiling Spring Lake, from returning to approximately normal levels for some time after the remedial measures were taken. The water level of most of the lakes, including Boiling Spring Lake, has since returned to approximately normal. The Partnership has not made any representations or warranties to buyers of land as to the water level in the lakes. Nevertheless, it is reasonably possible that one or more of such buyers may seek compensation from the Partnership or seek rescission of their purchase of land from the Partnership, owing to the water level of the lakes being substantially below normal, whether due to damage to the dam, protracted drought conditions or otherwise. If any litigation is instituted seeking compensation or rescission, the Partnership believes that it would prevail on the merits, although no such assurances can be given, but the cost of defending such litigation could be substantial. As of the date of this report, there is no pending litigation, and the Partnership is not aware of any potential claims or actions in these matters. The Partnership has made no provision in the financial statements related to this contingent liability.

Building and Maintaining Roads

The Partnership is responsible for maintaining certain roads, most of which are unpaved, and certain road rights-of-way within the City of Boiling Spring Lakes. The Partnership may complete some or all of the roads, but there is no contractual obligation to do so. The Partnership has not set aside any money or entered into any bond, escrow or trust agreement to assure completion of the roads. It may be difficult or impossible for the Partnership to sell lots located on uncompleted roads. The City will not assume any road that is not paved with asphalt and the City of Boiling Spring Lakes need not assume any paved road. Accordingly, unless and until the Partnership completes a road and has it paved with asphalt, and the road has been assumed by the City, the Partnership will be responsible for maintaining such road and the right-of-way. Since 2001, the Partnership has spent approximately $193,000 for rocking and paving roads. The failure by the Partnership to provide proper maintenance of the roads and rights-of-way which have not been assumed by the City may subject the Partnership to substantially greater risk of litigation from persons adversely affected by such failure. If such litigation were to be initiated, management believes that the Partnership would prevail, but that the cost of defending the case could be material, and should the Partnership not prevail, the cost of building any such road could be material. The Partnership has made no provision in the financial statements related to this contingent liability.

9.     Subsequent Event

On February 19, 2013, the Partnership filed preliminary proxy soliciting material and a Schedule 13E-3 with the Securities and Exchange Commission (the “SEC”). These documents disclosed that the Partnership will hold a special meeting of the partners to seek approval of amendments to the Partnership’s Limited Partnership Agreement to effect a reverse unit split and certain other matters. The reverse unit split, if approved by the partners, will result in 101 old units being exchanged for one new unit. Each holder of less than 101 units will receive $0.81 in cash for each old unit and will therefore cease to be a unit holder. It is expected that after the reverse unit split, there will be approximately 378 holders of units, which will allow the Partnership to seek to terminate the registration of the units and terminate its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon termination of the registration of the units and its reporting obligations under the Exchange Act, the Partnership will no longer be required to file annual and periodic reports with the SEC.

C-13

Independent Registered Public Accounting Firm

Report on Supplementary Information

Partners

Reeves Telecom Limited Partnership

Glen Head, New York

Our report on our audits of the basic financial statements of Reeves Telecom Limited Partnership as of December 31, 2012 and 2011 appears on page C-1. Those audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The financial statement schedules on pages C-15 through C-17 are not a required part of the basic financial statements but are supplementary information required by the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Little Rock, Arkansas	/s/ Frost PLLC
February 19, 2013

C-14

REEVES TELECOM LIMITED PARTNERSHIP

Valuation and Qualifying Accounts

		Additions
	Balance at	Charged to		Changes	Balance at
	Beginning of	Costs and		Add	End of
	Period	Expenses	Deductions	(Deduct)	Period

For the year ended December 31, 2012
RE valuation allowance	$535,243	$-	$(855)	$-	$534,388

For the year ended December 31, 2011
RE valuation allowance	$538,914	$-	$(3,671)	$-	$535,243

For the year ended December 31, 2010
RE valuation allowance	$538,914	$-	$-	$-	$538,914

For the year ended December 31, 2009
RE valuation allowance	$539,373	$-	$(459)	$-	$538,914

NOTES:

(1)	Additions to the real estate valuation allowance charged to costs and expenses reduce the reported book value of certain real estate held for sale to approximate market.

(2)	Deductions to the real estate valuation allowance reflect the sale of real estate to which the valuation allowance applies.

See independent registered public accounting firm report on supplementary information.

C-15

REEVES TELECOM LIMITED PARTNERSHIP

Real Estate and Accumulated Depreciation

December 31, 2012

Life Upon
Which
Depreciation
			Cost					in Latest
			Capitalized	Gross Amount				Income
		Initial Cost to	Subsequent to	Carried at	Accumulated	Net Book	Date of	Statement is
Description	Encumbrances	Partnership	Acquisition	End of Period	Depreciation	Value	Acquisition	Computed

Boiling Spring Lakes, North Carolina
Building lots and land	$-	$553,035	$276,794	$829,829	$-	$829,829	May 1980	N/A

NOTES:

(1)	All building lots and land held for sale are unimproved.

(2)	The amounts shown for building lots and land in Boiling Spring Lakes do not reflect valuation allowance of $534,388 at December 31, 2011. See Valuation and Qualifying Accounts on page C-15. The valuation allowance, established in previous years to reduce the carrying value of the Partnership’s land in Boiling Spring Lakes to approximate market value, is reviewed from time to time to determine its adequacy and is reduced as land is sold.

See independent registered public accounting firm report on supplementary information.

C-16

REEVES TELECOM LIMITED PARTNERSHIP

Reconciliation of Gross and Net Book Value

	Gross	Accumulated	Net
	Book Value	Depreciation	Book Value
Year Ended December 31, 2012
Balance - beginning of period	$926,440	$-	$926,440
Additions during period
Improvements	-	-	-
Deductions during period
Cost of real estate sold	(96,611)	-	(96,611)
Balance - end of period	$829,829	$-	$829,829

Year Ended December 31, 2011
Balance - beginning of period	$932,862	$-	$932,862
Additions during period
Improvements	-	-	-
Deductions during period
Cost of real estate sold	(6,422)	-	(6,422)
Balance - end of period	$926,440	$-	$926,440

Year Ended December 31, 2010
Balance - beginning of period	$932,862	$-	$932,862
Additions during period
	-	-	-

	-	-	-
	$932,862	$-	$932,862

NOTE:

(1)	Cost of real estate sold does not reflect valuation allowances. See Valuation and Qualifying Accounts on page C-15.

See independent registered public accounting firm report on supplementary information.

C-17

Do not send unit certificates to the Partnership for exchange at this time. If the amendments to the Limited Partnership Agreement contained in Proposal 1 is approved and the Reverse Unit Split is implemented, the Partnership will send you a transmittal letter with instructions on receiving a cash payment and/or a new certificate upon surrender of your certificate(s).

REEVES TELECOM LIMITED PARTNERSHIP
PROXY SOLICITED ON BEHALF OF THE GENERAL PARTNER OF THE PARTNERSHIP FOR SPECIAL MEETING OF PARTNERS

The undersigned hereby constitutes and appoints Peter Metz as proxy, with full power of substitution, to vote the all the Limited Partner Units of Reeves Telecom Limited Partnership (the “Partnership”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Partners of the Partnership to be held on ______________ __, 2013, at the offices of the General Partner located at 55 Brookville Road, Glen Head, NY at 10 a.m. Eastern time, and at any adjournment or postponement thereof, upon the Proposals described in the Proxy Statement and the Notice of the Special Meeting of Partners, dated February __, 2013, the receipt of which is acknowledged.

1. To vote on a proposal to amend the Limited Partnership Agreement of the Partnership to effect a reverse unit split in which one new unit will be exchanged for every 101 old units presently issued and outstanding. No fractional new units will be issued to any holder of less than one new unit. Holders who own less than 101 old units and any other holders of old units which are not exchanged for new units will receive from the Partnership $0.81 for each old unit, all as described in the accompanying Proxy Statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To vote on a proposal to amend the Limited Partnership Agreement of the Partnership to eliminate the requirement of annual audited financial statements unless required by applicable law or regulations, as described in the accompanying Proxy Statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To consider and vote on a proposal to amend the Limited Partnership Agreement of the Partnership to eliminate the requirement of an audited statement of assets and liabilities upon liquidation of the Partnership, as described in the accompanying Proxy Statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. In the discretion of the proxy upon such other business that is unknown as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS SPECIFIED BY THE UNDERSIGNED PARTNER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE GENERAL PARTNER AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Please sign this proxy exactly as your name appears herein. When Partner Units are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________ __, 2013

Signature

Signature if held jointly Title if signing in representative capacity

THIS PROXY IS SOLICITED BY THE GENERAL PARTNER OF THE PARTNERSHIP. A PARTNER MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

☐ Check box if you plan to attend the Special Meeting.

REEVES TELECOM LIMITED PARTNERSHIP

c/o GRACE PROPERTY MANAGEMENT, INC., its General Partner

55 Brookville Road

Glen Head, New York 11545

Telephone: (516) 686-2221

February __, 2013

Dear Unit Owner:

Enclosed with this letter is the proxy statement dated ________ __, 2013 for the special meeting of the partners (the “Partners Meeting”) of Reeves Telecom Limited Partnership (the "Partnership") that will be held at the offices of its General Partner, Grace Property Management, Inc., at 55 Brookville Road, Glen Head, New York on _____________ __, 2013.

Because you are Record Holder of the Partnership but have not been admitted as a Limited Partner, you are not entitled to vote at the Partners Meeting and the proxy statement is for informational purposes only. See the section entitled “Special Note Regarding Unit Equivalents and Record Holders of Units” on page 3 of the proxy statement.

If the Reverse Unit Split Proposal described in the proxy statement is approved by the Partners and the Reverse Unit Split is effectuated, your Units will be subject to the Reverse Unit Split described in the proxy statement. See “Exchange of Certificates; Old Units Not Exchanged for New Units; Escheat” on page 18 of the proxy statement for more information.

If you have any questions regarding this process, please contact the General Partner of the Partnership.

Sincerely,

Peter Metz

President

Grace Property Management, Inc., General Partner

Enclosure

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy.